EMPLOYEES' SAVINGS PLAN

                                       OF

                          PANHANDLE EASTERN CORPORATION

                                       AND

                            PARTICIPATING AFFILIATES

                            (AS AMENDED AND RESTATED

                               SEPTEMBER 1, 1994)

                                TABLE OF CONTENTS


                                        I
                          Definitions and Construction

         1.1      Definitions...................................................................................I-1
                  -----------
         1.2      Number and Gender.............................................................................I-9
                  -----------------
         1.3      Headings......................................................................................I-9
                  --------

                                                        II
                                              Service Crediting and
                                             Participation Eligibility

         2.1      Service Crediting............................................................................II-1
                  -----------------
         2.2      Eligibility..................................................................................II-2
                  -----------

                                                        III
                                                   Contributions

         3.1      Deferred Contributions......................................................................III-1
                  ----------------------
         3.2      After-Tax Contributions.....................................................................III-2
                  -----------------------
         3.3      Company Matching Contributions..............................................................III-3
                  ------------------------------
         3.4      Company Safeharbor Contributions............................................................III-5
                  --------------------------------
         3.5      Restrictions on Company Contributions and After-Tax Contributions...........................III-5
                  -----------------------------------------------------------------
         3.6      Payments to Trustee.........................................................................III-5
                  -------------------
         3.7      Return to Contributions.....................................................................III-5
                  -----------------------
         3.8      Distribution of Excess Contributions........................................................III-6
                  ------------------------------------
         3.9      Rollover Contributions......................................................................III-7
                  ----------------------
         3.10     Forfeiture Reinstatement Contributions......................................................III-8
                  --------------------------------------

                                                        IV
                                                    Allocations

         4.1      Suspense Account.............................................................................IV-1
                  ----------------
         4.2      Allocation of Contributions and Forfeitures..................................................IV-1
                  -------------------------------------------
         4.3      Limitations..................................................................................IV-2
                  -----------

                                                         V
                                                Investment of Funds

         5.1      Prior Actions.................................................................................V-1
                  -------------
         5.2      Company Contributions Post 1990 Matching Accounts.............................................V-1
                  -------------------------------------------------
         5.3      Investment Funds..............................................................................V-1
                  ----------------
         5.4      Units and Net Asset Value.....................................................................V-4
                  -------------------------
         5.5      Act Section 404(c) and Voting and Other Rights................................................V-5
                  ----------------------------------------------




                                                      (i)






                                                        VI
                                                     Benefits

         6.1      Benefits.....................................................................................VI-1
                  --------
         6.2      Designation of Beneficiaries.................................................................VI-1
                  ----------------------------

                                                        VII
                                      Time and Manner of Payment of Benefits

         7.1      Time Of Payment.............................................................................VII-1
                  ---------------
         7.2      Cash-Out of Benefit.........................................................................VII-3
                  -------------------
         7.3      Benefits from Account Balances..............................................................VII-3
                  ------------------------------
         7.4      Unclaimed Benefits..........................................................................VII-3
                  ------------------
         7.5      Claims Review...............................................................................VII-3
                  -------------
         7.6      Direct Rollover Election....................................................................VII-4
                  ------------------------

                                                       VIII
                                               Withdrawals and Loans

         8.1      Withdrawals................................................................................VIII-1
                  -----------
         8.2      Loans......................................................................................VIII-4
                  -----

                                                        IX
                                               Grandfathered Rights

         9.1      Effect of Article............................................................................IX-1
                  -----------------
         9.2      Grandfathered Distributions..................................................................IX-1
                  ---------------------------
         9.3      Intent of Article............................................................................IX-2
                  -----------------

                                                         X
                                              Transfer Accounts from
                                            Employees' Savings Plan of
                                        Algonquin Gas Transmission Company


         10.1     Effect of Article.............................................................................X-1
                  -----------------
         10.2     Distribution Rights...........................................................................X-1
                  -------------------
         10.3     Interpretation of Article.....................................................................X-1
                  -------------------------





                                                      (ii)






                                                        XI
                                              Transfer Accounts from
                                         Employees' Tax Incentive Plan of
                                        Algonquin Gas Transmission Company

         11.1     Effect of Article............................................................................XI-1
                  -----------------
         11.2     Distribution Rights..........................................................................XI-1
                  -------------------
         11.3     Interpretation of Article....................................................................XI-1
                  -------------------------

                                                        XII
                                                   ESOP Accounts

         12.1     Effect of Article...........................................................................XII-1
                  -----------------
         12.2     ESOP Accounts...............................................................................XII-1
                  -------------

                                                       XIII
                                                 TRASOP Provisions

         13.1     Definitions................................................................................XIII-1
                  -----------
         13.2     Member TRASOP Contributions................................................................XIII-1
                  ---------------------------
         13.3     Company TRASOP Contributions...............................................................XIII-3
                  ----------------------------
         13.4     Form of Company TRASOP Contributions.......................................................XIII-4
                  ------------------------------------
         13.5     Time of Company TRASOP Contributions.......................................................XIII-4
                  ------------------------------------
         13.6     Redetermination and Recapture of Investment Credit.........................................XIII-5
                  --------------------------------------------------
         13.7     Allocation of Contributions................................................................XIII-6
                  ---------------------------
         13.8     Allocation and Investment of Dividends.....................................................XIII-7
                  --------------------------------------
         13.9     Statement of Account.......................................................................XIII-7
                  --------------------
         13.10    Benefit Payments...........................................................................XIII-7
                  ----------------

                                                        XIV
                                            Administration of the Plan

         14.1     Appointment of Committee....................................................................XIV-1
                  ------------------------
         14.2     Term, Vacancies, Resignation and Removal....................................................XIV-1
                  ----------------------------------------
         14.3     Officers, Records and Procedures............................................................XIV-1
                  --------------------------------
         14.4     Meetings....................................................................................XIV-1
                  --------
         14.5     Self-Interest of Members....................................................................XIV-1
                  ------------------------
         14.6     Compensation and Bonding....................................................................XIV-2
                  ------------------------
         14.7     Committee Powers and Duties.................................................................XIV-2
                  ---------------------------
         14.8     Company to Supply Information...............................................................XIV-3
                  -----------------------------
         14.9     Indemnification.............................................................................XIV-3
                  ---------------


                                                      (iii)






                                                        XV
                                              Administration of Funds


         15.1     Payment of Expenses..........................................................................XV-1
                  -------------------
         15.2     Trust Fund Property..........................................................................XV-1
                  -------------------
         15.3     Distributions from Members' Accounts.........................................................XV-1
                  ------------------------------------

                                                        XVI
                                     Trustee and Administration of Trust Fund

         16.1     Appointment, Resignation, Removal and Replacement of Trustee................................XVI-1
                  ------------------------------------------------------------
         16.2     Trust Agreement.............................................................................XVI-1
                  ---------------

                                                       XVII
                                               Fiduciary Provisions

         17.1     Article Controls...........................................................................XVII-1
                  ----------------
         17.2     General Allocation of Duties...............................................................XVII-1
                  ----------------------------
         17.3     Fiduciary Duty.............................................................................XVII-1
                  --------------
         17.4     Delegation and Allocation..................................................................XVII-1
                  -------------------------
         17.5     Investment Manager.........................................................................XVII-2
                  ------------------

                                                       XVIII
                                                    Amendments

         Amendments.........................................................................................XVIII-1

                                                        XIX
                                         Discontinuance of Contributions,
                                      Termination and Merger or Consolidation

         19.1     Declaration Or Intent.......................................................................XIX-1
                  ---------------------
         19.2     Administration of Plan in Case of Discontinuance of Contributions or
                  --------------------------------------------------------------------
                  Termination.................................................................................XIX-1
                  -----------
         19.3     Merger, Consolidation or Transfer...........................................................XIX-2
                  ---------------------------------

                                                        XX
                                             Participating Affiliates

         20.1     Adoption by Participating Affiliates.........................................................XX-1
                  ------------------------------------
         20.2     Single Plan..................................................................................XX-1
                  -----------





                                                      (iv)






                                                        XXI
                                                   Miscellaneous

         21.1     Not Contract of Employment..................................................................XXI-1
                  --------------------------
         21.2     Payments Solely from Trust Fund.............................................................XXI-1
                  -------------------------------
         21.3     Alienation of Interest Forbidden............................................................XXI-1
                  --------------------------------
         21.4     No Benefits to the Company or Participating Affiliates......................................XXI-1
                  ------------------------------------------------------
         21.5     Severability................................................................................XXI-1
                  ------------
         21.6     Jurisdiction................................................................................XXI-2
                  ------------

                                                       XXII
                                                 Top-Heavy Status

         22.1     Article Controls...........................................................................XXII-1
                  ----------------
         22.2     Definitions................................................................................XXII-1
                  -----------
         22.3     Top-Heavy Status...........................................................................XXII-2
                  ----------------
         22.4     Termination of Top-Heavy Status............................................................XXII-4
                  -------------------------------
         22.5     Effect of Article..........................................................................XXII-4
                  -----------------

                                                       XXIII
                                              Securities Regulations

         Securities Regulations.............................................................................XXIII-1




                                                      (v)

                            EMPLOYEES' SAVINGS PLAN

                                       OF

                         PANHANDLE EASTERN CORPORATION

                                      AND

                            PARTICIPATING AFFILIATES


                                   WITNESSETH:

         WHEREAS, PANHANDLE EASTERN CORPORATION, hereinafter referred to as the "Company", has heretofore adopted the EMPLOYEES' SAVINGS PLAN OF PANHANDLE EASTERN CORPORATION AND PARTICIPATING AFFILIATES, hereinafter referred to as the "Plan," for the benefit of its employees; and

         WHEREAS, the Company has heretofore entered into a trust agreement that is incorporated into the Plan with the Trustee establishing a trust to hold and invest contributions made under the Plan and from which benefits have been distributed under the Plan;

         WHEREAS, the Company desires to amend the Plan in order to separate said trust agreement from the Plan document and in several other respects and to restate the Plan incorporating said Plan amendments and all prior Plan amendments, intending thereby to provide an uninterrupted and continuing program of benefits;

         NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of September 1, 1994, except as otherwise indicated herein:

                                      (vi)

                                        I

                          Definitions and Construction

                  1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Accounts: The individual accounts established and maintained in the name of each Member, the aggregate current value of which constitutes the Member's benefit under the Plan and which, as applied to the Member, may consist of all the following: (i) the Member's Employee Contribution After-Tax, After-Tax (A), Before-Tax, Before-Tax
         (A), and ESOP Accounts; (ii) the Member's Company Contribution ESOP, Post 1990 Matching, Prior Company and Prior Company (A) Accounts; and
         (iii) the Member's Rollover Accounts. A Member shall at all times have a 100% vested and nonforfeitable interest in the aggregate net asset value of all Investment Fund units held in his Accounts, which as applied to an Account is sometimes referred to as aggregate Account value.

(2)      Act:  The Employee Retirement Income Security Act of 1974, as amended.

(3) After-Tax Contributions: Contributions made to the Plan by the Members in accordance with their elections pursuant to Section 3.2.

(4) Benefit Commencement Date: With respect to each Member or beneficiary, the first day of the first period for which such Member's or beneficiary's benefit is payable to him from the Trust Fund.

(5)      Code:  The Internal Revenue Code of 1986, as amended.

(6) Commencement Date: The date on which an Employee first performs an Hour of Service.

(7) Committee: The administrative committee appointed by the Directors to administer the Plan.

(8)      Company:  Panhandle Eastern Corporation.

(9) Company Contribution Prior Company Account: An individual account in the name of a Member (i) which is credited for amounts that are not credited to any other Account and that were originally credited as the employer contribution portion of the Member's interest under a Prior Plan, (ii) which is adjusted for applicable investment performance of the Trust Fund, and (iii) which is debited for withdrawals and other distributions.

(10) Company Contribution Prior Company (A) Account: An individual account in the name of a Member (i) which is credited for amounts that represent shares of common stock of Anadarko Petroleum Corporation (including the proceeds of the liquidation of, but not dividends paid on, such shares and earnings on such proceeds) distributed in connection with the spin off of such corporation by the Company and allocated to the Member's employer contribution account in the Employee's Stock Purchase and Savings Plan of Panhandle Eastern Corporation and Participating Subsidiaries, (ii) which is adjusted for applicable investment performance of the Trust Fund, and (iii) which is debited for withdrawals and other distributions.

(11) Company Contribution Post 1990 Matching Account: An individual account in the name of a Member (i) which is credited with Company Matching Contributions made to the Plan on the Members' behalf, (ii) which is adjusted for applicable investment performance of the Trust Fund, and
         (iii) which is debited for withdrawals and other distributions.

(12) Company Contribution ESOP Account: An individual account in the name of a Member (i) which is credited for any allocation of Company TRASOP Contributions to the account, (ii) which is credited for amounts that were originally credited as the employer contribution portion of the Member's interest under the Employees' Stock Ownership Plan of Panhandle Eastern Plan and Participating Subsidiaries and the Texas Eastern Employee Stock Ownership Plan, (iii) which is adjusted for applicable investment performance of the Trust Fund, and (iv) which is debited for withdrawals and other distributions.

(13) Company Contributions: The total of Company Safeharbor Contributions and Company Matching Contributions.

(14) Company Matching Contributions: Contributions made to the Plan by the Company or a Participating Affiliate pursuant to Section 3.3.

(15) Company Safeharbor Contributions: Contributions made to the Plan by the Company or a Participating Affiliate pursuant to Section 3.4.

(16)     Company Stock:  The common stock of Panhandle Eastern Corporation.

(17) Company TRASOP Contributions: Contributions made to the Plan by the Company or a Participating Affiliate pursuant to Section 13.3.

(18) Compensation: The total of all cash amounts paid by the Company or a Participating Affiliate to or for the benefit of a Member for services rendered or labor performed while a Member (including amounts which he could have received in cash (A) in lieu of a Deferred Contribution made on his behalf by the Company or a Participating Affiliate and (B) had he not entered into a salary reduction agreement pursuant to a cafeteria plan under section 125 of the Code), excluding, however, expense reimbursements, accrued vacation pay paid at separation, stock option income, extraordinary payments, foreign compensation, moving allowances, severance pay and contributions (other than Deferred Contributions) to this or any other deferred compensation program. The Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year beginning after December 31, 1994, with such limitation to be:

                  (i)      adjusted automatically to reflect any amendments to
                           section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code;

                  (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

                  (iii) in the case of a Member who is either a five-percent owner of the Company (within the meaning of section 416(i)(10)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Compensation during such Plan Year, prorated and allocated among such Member, his spouse, and/or lineal descendants under the age of nineteen based on the Compensation for such Plan Year of each such individual.

         (19) Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Company is a member, each trade or business (whether or not incorporated) with which the Company is under common control and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Company is a member.

         (20) Deferred Contributions: Contributions made to the Plan by the Company or a Participating Affiliate on a Member's behalf in accordance with the Member's elections to defer Compensation under the Plan's qualified cash or deferred arrangements described in Section 3.1.

         (21)     Directors:  The Board of Directors of the Company.

         (22) Effective Date: September 1, 1994, as to this amendment and restatement of the Plan.

         (23) Eligible Employee: Any Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement unless such agreement provides for his coverage under the Plan, (B) any non- resident alien who has no United States source income, (C) any Employee who is a Leased Employee and (D) any Employee whose terms of employment are subject to a written employment contract or agreement that provides that such Employee shall not be eligible to be a Member of the Plan.

         (24) Employee: Any individual employed by the Company or a Participating Affiliate and any Leased Employee.

         (25) Employee Contribution After-Tax Account: An individual account in the name of a Member (i) which is credited for the After-Tax Contributions made to the Plan by the Member, (ii) which is credited for amounts that were originally credited as the employee after-tax contribution portion of the Member's interest in a Prior Plan and that are not credited to the Member's Employee Contribution After-Tax (A) Account or the Member's Employee Contribution ESOP Account, (iii) which is adjusted for applicable investment performance of the Trust Fund, and (iv) which is debited for withdrawals and other distributions.

         (26) Employee Contribution After-Tax (A) Account: An individual account in the name of a Member (i) which is credited for amounts that represent shares of common stock of Anadarko Petroleum Corporation (including the proceeds of the liquidation of, but not dividends paid on, such shares and earnings on such proceeds) distributed in connection with the spin off of such corporation by the Company and allocated to the Member's employee after-tax contribution account in the Employees' Stock Purchase and Savings Plan of Panhandle Eastern Corporation and Participating Subsidiaries, (ii) which is adjusted for applicable investment performance of the Trust Fund, and (iii) which is debited for withdrawals and other distributions.

         (27) Employee Contribution Before-Tax Account: An individual account in the name of a Member (i) which is credited for the Deferred Contributions and Company Safeharbor Contributions, if any, made to the Plan on the Member's behalf, (ii) which is credited for amounts that were originally credited as the before-tax employee contribution portion of the Member's interest in a Prior Plan and that are not credited to the Member's Employee Contribution Before-Tax (A) Account, (ii) which is adjusted for applicable investment performance of the Trust Fund, and (iii) which is debited for withdrawals and other distributions.

         (28) Employee Contribution Before-Tax (A) Account: An individual account in the name of a Member (i) which is credited for amounts that represent shares of common stock of Anadarko Petroleum Corporation (including the proceeds of the liquidation of, but not dividends paid on, such shares and earnings on such proceeds) distributed in connection with the spin off of such corporation by the Company and allocated to the Member's employee before-tax contribution account in the Employee's Stock Purchase and Savings Plan of Panhandle Eastern Corporation and Participating Subsidiaries, (ii) which is adjusted for applicable investment performance of the Trust Fund, and (iii) which is debited for withdrawals and other distributions.

         (29) Employee Contribution ESOP Account: An individual account in the name of a Member (i) which is credited for the Member's Member TRASOP Contributions made to the Plan, (ii) which is credited for amounts that were originally credited as the employee after-tax contribution portion of the Member's interest under the Employees' Stock Ownership Plan of Panhandle Eastern Corporation and Participating Subsidiaries,
                  (ii) which is adjusted for applicable investment performance of the Trust Fund and (iii) which is debited for withdrawals and other distributions.

         (30) Highly Compensated Employees: Any Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who (A) is a five-percent owner of the Company (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"), (B) receives compensation (within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity, "compensation" for purposes of this Paragraph) in excess of $75,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look- Back Year, (C) receives compensation in excess of $50,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(8) of the Code) ranked on the basis of compensation received during the year, (D) is an officer (within the meaning of section 416(i) of the Code) during the Look-Back Year and receives compensation in the Look- Back Year greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins or (E) is described in clauses
                  (B), (C) or (D) above (after modifying such clauses to substitute the Determination Year for the Look-Back Year) and is one of the 100

                  Employees who receives the most compensation from the Company during the Determination Year. For purposes of the preceding sentence, (i) no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) shall be treated as officers, (ii) if no officer has compensation in excess of 50% of the amount in effect under section 415(b)(1)(A) of the Code, then the highest-paid officer shall be deemed to be a Highly Compensated Employee, (iii) all employers aggregated with the Company under section 414(b),
                  (c), (m) or (o) of the Code shall be treated as a single employer and (iv) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a highly Compensated Employee. Further, if any individual is a member of the family of a five-percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year, then such individual shall not be considered a separate employee and any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five-percent owner or Highly Compensated Employee. For purposes of the preceding sentence, the term "family" means, with respect to any active or former Employee, such Employee's spouse and lineal ascendant and descendants and the spouses of such lineal ascendant and descendants. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury Regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury Regulations thereunder shall govern and control.

         (31) Hour of Service: An Hour of Service is each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or a Controlled Entity for the performance of duties or for reasons other than the performance of duties.

         (32)     Investment Fund: Any of the investment funds described in
                  Section 5.3(a).

         (33) Leased Employee: Any person who is not an employee of the Company or a Controlled Entity but who performs services for the Company or a Controlled Entity pursuant to an agreement (oral or written) between the Company or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Company or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by the Company's or Controlled Entity's employees in the Company's or Controlled Entity's field of business.

         (34) Member: Any individual who has met the eligibility requirements for participation in the Plan and elected to participate in the Plan pursuant to the provisions of Articles II and III, any individual who has ceased active participation in the Plan but who continues to have a balance credited to an Account under the Plan and any individual who is eligible to make and receive allocations of contributions pursuant to
                  Article XIII.

         (35) Member TRASOP Contributions: Contributions made to the Plan by Members pursuant to Section 13.2.

         (36) Month of Participation: With respect to a Member, a month during which he contributed to or had Deferred Contributions (or the equivalent thereof) made on his behalf to the Plan or a Prior Plan.

         (37) Participating Affiliate: Any Controlled Entity whose board of directors or noncorporate counterpart has adopted the Plan for the benefit of its Employees pursuant to Article XX.

         (38) Period of Service: Each period of an Employee's Service commencing on his Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an Employee is absent from Service by reason of the Employee's pregnancy, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of such child by the Employee or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence.

         (39) Period of Severance: Each period of time commencing on an Employee's Severance from Service Date and ending on a Reemployment Commencement Date.

         (40) Plan or Panhandle Plan: The Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates, as amended from time to time.

         (41) Plan Year: The twelve-consecutive month period commencing January 1 of each year.

         (42) Prior Plan: As applicable with respect to a Member, the Employees' Stock Purchase and Savings Plan of Panhandle Eastern Corporation and Participating Subsidiaries, the Texas Eastern Investment Plan, the Texas Eastern Employees' Savings Plan, the Employees' Savings Plan of Algonquin Gas Transmission Company, the Employees' Tax Incentive Plan of Algonquin Gas Transmission Company, the Employees' Stock Ownership Plan of Panhandle Eastern Corporation and Participating Subsidiaries, the Texas Eastern Stock Purchase Plan and the Texas Eastern Employee Stock Ownership Plan.

         (43) Reemployment Commencement Date: The first date upon which an Employee performs an Hour of Service following a Severance from Service Date.

         (44) Rollover Account: An individual account for a Member (i) to which is credited with the rollover contributions of such Member made to the Plan pursuant to Section 3.9 or to a Prior Plan pursuant to provisions similar to Section 3.9, (ii) which is adjusted for applicable investment performance of the Trust Fund, and (iii) which is debited for withdrawals and other distributions.

         (45) Severance from Service Date: The first date on which an Employee terminates his Service following his Commencement Date or a Reemployment Commencement Date, if applicable. Notwithstanding the foregoing, the Severance from Service Date of an Employee who is absent from Service by reason of the Employee's pregnancy, the birth of a child of the Employee or the placement of a child with the Employee in connection with the adoption of such child by the Employee or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

         (46) Trust: The trust(s) established under the Trust Agreement to hold and invest contributions made under the Plan, and earnings thereon, and from which Plan benefits are distributed.

         (47) Trust Agreement: The agreement entered into between the Company and the Trustee establishing the Trust, as such agreement may be amended from time to time.

         (48) Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Members, together with all income, posts and increments thereto.

         (49) Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

         (50) Valuation Dates: Each business day of each Plan Year and any other interim Valuation Date determined by the Committee on a nondiscriminatory basis.

         (51) Vesting Service: The period of an Employee's service as determined pursuant to Section 2.1.

                  1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.


                  1.3 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                       II

                              Service Crediting and
                            Participation Eligibility

         2.1      Service Crediting.

                  (a) For the period preceding January 1, 1976, an Employee shall be credited with years of Vesting Service in an amount equal to all service credited to him for such period for Company contribution allocation purposes under the Plan or, if applicable, a Prior Plan.

                  (b) Subject to the remaining Paragraphs of this Section, an Employee shall be credited with years of Vesting Service for the period from and after January 1, 1976 in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively; provided, however, that for the period preceding the Effective Date and after January 1, 1976, an Employee shall be credited with years of Vesting Service in an amount that is not less than the service credited to him for such period for Company contribution allocation purposes under the Plan or, if applicable, a Prior Plan.

                  (c) Paragraph (b) above notwithstanding and for the period from and after January 1, 1976, if an Employee terminates his Service (other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (b) above.

                  (d) Paragraph (b) above notwithstanding and for the period from and after January 1, 1976, if an Employee terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (b) above.

                  (e) In the case of an Employee who terminates employment and who then incurs a Period of Severance which equals or exceeds the greater of (1) five years or (2) his Period of Service prior to such Period of Severance, such Employee's Period of Service completed before such Period of Severance shall be disregarded in determining his years of Service for the period from and after January 1, 1976.

                  (f) Nothing in this Section 2.1 shall affect the Service credited for vesting purposes under the Plan or a Prior Plan, if applicable, of an individual who terminated employment with the Company or a Controlled Entity Prior to the Effective Date unless such individual becomes reemployed by the Company or a Participating Affiliate and completes an Hour of Service after the Effective Date.

         2.2 Eligibility. Any Eligible Employee shall be eligible to become a Member of the Plan for purposes of making After-Tax Contributions and Deferred Contribution and receiving allocations of Company Contributions upon the first day of the first month coincident with or next following the later of the date on which such Eligible Employee has completed a one year of Period of Service or the date on which such Eligible Employee has become an Eligible Employee. Notwithstanding the foregoing:

                  (a) an Eligible Employee who was a Member of the Plan on the day prior to the Effective Date shall remain a Member as of the Effective Date;

                  (b) an Eligible Employee who was a Member of the Plan or a Prior Plan, or who was eligible to become a Member of the Plan or a Prior Plan, prior to a termination of employment shall be eligible to remain or become a Member immediately upon his reemployment as an Eligible Employee unless his Period of Service prior to his termination of employment is disregarded pursuant to Section 2.1(e); and

                  (c) an Eligible Employee who was a Member of the Plan or a Prior Plan or who was eligible to become a Member of the Plan or a Prior Plan prior to a termination of employment and whose Period of Service prior to such termination of employment is disregarded pursuant to Section 2.1(e) shall be eligible to become a Member of the Plan upon the first day of the first month immediately following his completion of a one-year Period of Service following his reemployment.

Any Eligible Employee may become a Member of the Plan for purposes of making After-Tax Contributions and Deferred Contributions and receiving allocations of Company Contributions upon the date on which he first becomes eligible by executing and filing with the Committee, the Compensation reduction agreement or After-Tax Contribution election form, in such manner and within the time limits for filing, all as prescribed by the Committee. Any Eligible Employee who does not so become a Member upon the date on which he first becomes eligible may become a Member of the Plan for purposes of making After-Tax Contributions and Deferred Contributions and receiving allocations of Company Contributions on the first day of any subsequent month by executing and filing with the Committee a Compensation reduction agreement or After-Tax Contribution election in the form, in the manner and within the time limits for filing, all as prescribed by the Committee.

                                       III

                                  Contributions

         3.1      Deferred Contributions.

                  (a) A Member may elect to defer an integral percentage of from 1% to 15% of his Compensation for a Plan Year by having the Company or a Participating Affiliate contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing a Compensation reduction agreement pursuant to which the Member authorizes the Company or a Participating Affiliate to reduce his Compensation in the elected amount and the Company or a Participating Affiliate, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Compensation for a Plan Year pursuant to his election under a Compensation reduction agreement shall be effected by Compensation reductions as of each payroll period within such Plan Year following the effective date of such agreement. The amount of Compensation elected to be deferred by a Member for a Plan Year pursuant to this Section shall become a part of the Company's and Participating Affiliates' Deferred Contributions for such Plan Year.

                  (b) A Member's Compensation reduction agreement shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as of the first day of any month, by executing and filing with the Committee a new Compensation reduction agreement in the manner and within the time limits for filing prescribed by the Committee.

                  (c) A Member may cancel his Compensation reduction agreement, effective as of the first day of any month, by executing and filing with the Committee a Compensation reduction agreement cancellation in the form, in the manner and within the time limits for filing, all as prescribed by the Committee. A Member who so cancels his Compensation reduction agreement may resume active participation in the Plan, effective as of the first day of any month following the expiration of at least 30 days from the date he canceled his Compensation reduction agreement, by executing and filing with the Committee a new Compensation reduction agreement, in the manner and within the time limits for filing, all as prescribed by the Committee.

                  (d) In restriction of the Members' elections provided in Paragraphs (a), (b) and (c) above, the Deferred Contributions on behalf of any Member for any calendar year shall not exceed $7,000 (with such amount to be adjusted automatically to reflect any cost-of-living



                                                     III-1
adjustments authorized by section 402(g)(5) of the Code), reduced by any "excess deferrals" from other plans allocated to the Plan by March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code.

                  (e) In further restriction of the Members' elections provided in Paragraphs (a), (b) and (c) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury regulation section 1.401(m)-2(b)) occurs during a Plan Year, such multiple use shall be corrected in accordance with the provisions of Treasury regulation section 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.8 and applicable Treasury regulations so that there is no such multiple use.

                  (f) As of the last business day of each semi-monthly period, the Company and Participating Affiliates shall contribute, as Deferred Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above, by such Member for such period. Such contributions, as well as the contributions pursuant to Sections 3.3 and 3.4, shall be made without regard to current or accumulated profits of the Company. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of section 401(a), 402, 412, and 417 of the Code.

                  (g) If the restrictions set forth in Paragraph (d) or (e) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b) and (c) above of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

         3.2      After-Tax Contributions.

                  (a) A Member may contribute to the Plan, as his After-Tax Contributions, an integral percentage of his Compensation which, when added to the integral percentage of his Compensation for such Plan Year designated as Deferred Contributions, does not exceed 15%. After-Tax Contributions shall be made by authorizing the Company or a Participating Affiliate to withhold such contributions from the Member's Compensation as of each payroll period. Each Member may elect the amount (within the percentage limits of this Paragraph) of his After- Tax Contributions by executing and filing with the Committee the form, in the manner and within the time limits for filing, all as prescribed by the Committee.



                                     III-2

                  (b) A Member may change the amount of his After-Tax Contributions (within the percentage limits set forth in Paragraph (a) above) effective as of the first day of any month by executing and filing with the Committee the form, in the manner and within the time limits for filing, all as prescribed by the Committee.

                  (c) A Member may suspend his After-Tax Contributions effective as of the first day of any month by executing and filing with the Committee the form, in the manner and within the time limits for filing, all as prescribed by the Committee. Resumption of suspended After-Tax Contributions shall be made effective as of the first day of any subsequent month following the expiration of at least 30 days from the date of such suspension by executing and filing with the Committee the form in the manner and within the time limits for filing, all as prescribed by the Committee.

                  (d) If the restrictions set forth in Section 3.5 would not otherwise be met for any Plan Year, the Member After-Tax Contribution elections made pursuant to Paragraphs (a), (b), and (c) above of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

         3.3      Company Matching Contributions.

                  (a) For each semi-monthly period, the Company and Participating Affiliates shall contribute on behalf of each Member who has completed less than five years of Vesting Service as of the anniversary of his Commencement Date immediately preceding the month in which such period occurs, as Company Matching Contributions, an amount which equals the sum of 110% of the Deferred Contributions which were made pursuant to Section 3.1 on behalf of such Member during such period plus 100% of the After-Tax Contributions which were made pursuant to Section 3.2 by such Member during such period and which in the aggregate were not in excess of 4% of each such Member's Compensation for such period. If the amount of Deferred Contributions which can be made on such Member's behalf in accordance with the limitation of Section 3.1(d) for a Plan Year is less than 4% of his Compensation for such Plan Year and such Member elects to defer the maximum amount of Compensation permitted under Section 3.1(d) as Deferred Contributions, the Member's After-Tax Contributions shall be deemed to be Deferred Contributions solely for purposes of determining the amount of Company Matching Contributions to be made on behalf of such Member for a semi-monthly period.

                  (b) For each semi-monthly period, the Company shall contribute on behalf of each Member who has completed five or more years of Vesting Service but less than ten years of Vesting Service as of the anniversary of his Commencement Date immediately preceding the month in which such period occurs, as Company Matching Contributions, an amount which equals the sum of 110% of the Deferred Contributions which were made pursuant to Section 3.1 on behalf of such Member during such period plus 100% of the After-Tax Contributions which



                                                     III-3
were made pursuant to Section 3.2 by such Member during such period and which in the aggregate were not in excess of 5% of each such Member's Compensation for such period. If the amount of Deferred Contributions which can be made on such Member's behalf in accordance with the limitation of Section 3.1(d) for a Plan Year is less than 5% of his Compensation for such Plan Year and such Member elects to defer the maximum amount of Compensation permitted under Section 3.1(d) as Deferred Contributions, the Member's After- Tax Contributions shall be deemed to be Deferred Contributions solely for purposes of determining the amount of Company Matching Contributions to be made on behalf of such Member for a semi-monthly period.

                  (c) For each semi-monthly period, the Company shall contribute on behalf of each Member who has completed ten or more years of Vesting Service as of the anniversary of his Commencement Date immediately preceding such period, as Company Matching Contributions, an amount which equals the sum of 110% of the Deferred Contributions which were made pursuant to Section 3.1 on behalf of such Member during such period plus 100% of the After-Tax Contributions which were made pursuant to Section 3.2 by such Member during such month and which in the aggregate were not in excess of 6% of each such Member's Compensation for such period. If the amount of Deferred Contributions which can be made on such Member's behalf in accordance with the limitation of Section 3.1(d) for a Plan Year is less than 6% of his Compensation for such Plan Year and such Member elects to defer the maximum amount of Compensation permitted under Section 3.1(d) as Deferred Contributions, the Member's After-Tax Contributions shall be deemed to be Deferred Contributions solely for purposes of determining the amount of Company Matching Contributions to be made on behalf of such Member for a semi-monthly period.

                  (d) At the discretion of the Chief Executive Officer of the Company, for each period, the Company shall contribute on behalf of each Member who has completed twenty or more years of Vesting Service as of the anniversary of his Commencement Date immediately preceding the month in which such period occurs, as Company Matching Contributions, an amount which equals the sum of 110% of the Deferred Contributions which were made pursuant to Section 3.1 on behalf of such Member during such period plus 100% of the After-Tax Contributions which were made pursuant to Section 3.2 by such Member during such period and which in the aggregate were more than 6% but not in excess of 8% of each such Member's Compensation for such period. If the amount of Deferred Contributions which can be made on such Member's behalf in accordance with the limitation of Section 3.1(d) for a Plan Year is less than 8% of his Compensation for such Plan Year and such Member elects to defer the maximum amount of Compensation permitted under Section 3.1(d) as Deferred Contributions, the Member's After-Tax Contributions shall be deemed to be Deferred Contributions solely for purposes of determining the amount of Company Matching Contributions to be made on behalf of such Member for a semi-monthly period.




                                                     III-4

                  (e) At the discretion of the Chief Executive Officer of the Company, for any semi-monthly period, the Company shall contribute as supplemental Company Matching Contributions on behalf of each Member on whose behalf the Company has made Company Matching Contributions for such period pursuant to Paragraph (a), (b) or (c) above, a specified dollar amount (which shall be uniform for all Members), a specified percentage (which shall be uniform for all Members) of Compensation or a specified percentage (which shall be uniform for all Members) of Deferred Compensation and/or After-Tax Contributions.

         3.4 Company Safeharbor Contributions. In addition to the Company Matching Contributions made pursuant to Section 3.3, and as authorized by the Directors, for each Plan Year, the Company and Participating Affiliates may contribute as a "safe harbor contribution" for such Plan Year, on behalf of Members who are not Highly Compensated Employees, the amount necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) and Section
3.5. Any amounts contributed pursuant to this Paragraph shall be allocated to the Employee Contribution Before-Tax Accounts of the Members who are not Highly Compensated Employees.

         3.5 Restrictions on Company Contributions and After-Tax Contributions. In restriction of Company Contributions and After-Tax Contributions, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401 (m) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury Regulations, to treat Deferred Contributions to the Plan as Company Matching Contributions for purposes of meeting this requirement.

         3.6 Payments to Trustee. Contributions under the Plan shall be paid by the Company and Participating Affiliates directly to the Trustee as soon as practicable.

         3.7 Return to Contributions. Anything to the contrary herein notwithstanding, the Company's and Participating Affiliates' contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall upon the written demand of the Company or a Participating Affiliate, be returned to the Company or Participating Affiliate by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. Moreover, if Company or Participating Affiliate contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Company or Participating Affiliate, be returned to the Company or Participating Affiliate by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.




                                                     III-5

         3.8      Distribution of Excess Contributions.

                  (a) Anything to the contrary herein notwithstanding, any Deferred Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1(d) shall be distributed in cash to such Member not later than April 15 of the next following calendar year.

                  (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Deferred Contributions made by the Company and Participating Affiliates on behalf of Highly Compensated Employees exceeds the maximum amount of Deferred Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e) (determined by reducing Deferred Contributions on behalf of Highly Compensated Employees in order of the "actual deferral percentages" (as that term is defined in section 401(k)(3)(B) of the Code and the Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed at the time and in accordance with the procedures established by applicable Treasury Regulations promulgated pursuant to section 401(k) of the Code.

                  (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the sum of the aggregate Company Contributions and After-Tax Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.5 (determined by reducing, first, After-Tax Contributions made by, and second, Company Contributions made on behalf of, Highly Compensated Employees in order of the "contribution percentages" (as that term is defined in section 401(m)(3) of the Code and Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed in cash to the Highly Compensated Employees on whose behalf such excess contributions were made or who made such excess contributions, as applicable (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. Any excess contribution which is forfeitable shall be considered forfeited on March 15 of the next following Plan Year.

                  (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

                           (1) First, Deferred Contributions which constitute
excess deferrals described in Paragraph (a) above that are not considered in determining the amount of Company Matching Contributions pursuant to Section 3.3 shall be distributed.

                           (2) Next, excess Deferred Contributions which
constitute excess deferrals described in Paragraph (a) above that are considered in determining the amount of



                                                     III-6

Company Matching Contributions pursuant to Section 3.3 shall be distributed, and the Company Matching Contributions with respect to such Deferred Contributions shall be forfeited;

                           (3) Next, excess Deferred Contributions described in
Paragraph (b) above that are not considered in determining the amount of Company Matching Contributions pursuant to Section 3.3 shall be distributed;

                           (4) Next, excess Deferred Contributions described in
Paragraph (b) above that are considered in determining the amount of Company Matching Contributions pursuant to Section 3.3 shall be distributed, and the Company Matching Contributions with respect to such Deferred Contributions shall be forfeited;

                           (5) Next, excess After-Tax Contributions described in
Paragraph (c) above that are not considered in determining the amount of Company Matching Contributions pursuant to Section 3.3 shall be distributed; and

                           (6) Finally, After-Tax Contributions described in
Paragraph (c) above that are considered in determining the amount of Company Matching Contributions pursuant to Section 3.3 shall be distributed, and the Company Matching Contributions with respect to such After-Tax Contributions shall be forfeited.

         3.9      Rollover Contributions.

                  (a) Rollover contributions may be made to the Plan by any Eligible Employee of amounts that are "eligible rollover distributions" within the meaning of section 402(f)(2)(A) of the Code from an employees' trust described in section 401(a) of the Code, which is exempt from tax under section 501(a) of the Code. A Rollover Contribution may be made to the Plan irrespective of whether such eligible rollover distribution was paid to the Eligible Employee or paid to the Plan as a "direct" Rollover Contribution, but only if any such Rollover Contributions is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations promulgated thereunder. A direct Rollover Contribution to the Plan may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee, which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution to the Plan must execute and file with the Committee the form prescribed by the Committee for such purpose. The Committee may require as a condition to accepting any Rollover Contribution that such Eligible Employee furnish any evidence that the Committee in its discretion deems satisfactory to establish that the proposed Rollover Contribution is in fact such an eligible rollover distribution and is made pursuant to and in accordance with applicable provisions of the Code and Treasury regulations. All Rollover Contributions to the Plan must be made in cash. A Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made and the Eligible Employee may direct the investment of amounts



                                                     III-7
credited to his Rollover Account in accordance with the provisions of Section
5.3 as if his Rollover Account was a separate Employee Contribution Before-Tax Account.

                  (b) An Eligible Employee who has made a Rollover Contribution in accordance with this Section, but who has not otherwise become a Member of the Plan in accordance with Article II, shall become a Member coincident with such Rollover Contribution; provided, however, that such Member shall not have a right to defer Compensation, make After- Tax Contributions or have Company Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.

         3.10 Forfeiture Reinstatement Contributions. In the event that an amount credited under the Plan as in effect prior to the Effective Date or under a Prior Plan to a terminated Member was forfeited as a result of termination of employment prior to the Effective Date, the terminated Member, upon subsequent reemployment with the Company or a Participating Affiliate prior to incurring a Period of Severance of five consecutive years shall have the forfeited amount restored to such Member's respective Account. Any such restoration shall be made by a special contribution by the Company or Participating Affiliate and shall be made as of the Valuation Date coincident with or next succeeding the Member's date of employment.





                                                     III-8

                                       IV

                                   Allocations

        4.1 Suspense Account. All contributions to the Plan shall be held in a suspense account until allocated to the Accounts of the Members as provided in
Section 4.2.

         4.2  Allocation of Contributions and Forfeitures.

                  (a) Deferred Contributions made by the Company or a Participating Affiliate on a Member's behalf pursuant to Section 3.1 shall be allocated to such Member's Employee Contribution Before-Tax Account as of the last business day of the semi-monthly period for which they were made.

                  (b) After-Tax Contributions made by a Member pursuant to
Section 3.2 shall be allocated to the Employee Contribution After-Tax Account of such Member as of the last business day of the semi-monthly for which they were made.

                  (c) The Company Matching Contributions made on behalf of a Member pursuant to Section 3.3 shall be allocated Company Contribution Post 1990 Matching Account of such Member as of the last business day of the semi-monthly period for which they were made.

                  (d) As of the last day of each Plan Year, the Company Safeharbor Contribution, if any, made pursuant to Section 3.4 for such Plan Year in order to satisfy the restrictions set forth in Section 3.1(e) shall be allocated to the Employee Contribution Before- Tax Accounts of Members who are not Highly Compensated Employees on the basis of such Members' Deferred Contributions for such Plan Year and each such Member's Deferred Contribution Before-Tax Account shall be allocated that portion of such contribution which such Member's Deferred Contributions for such Plan Year is of all such Members' Deferred Contributions for such Plan Year.

                  (e) As of the last day of each Plan Year, the Company Safeharbor Contribution, if any, made pursuant to Section 3.4 for such Plan Year in order to satisfy the restrictions set forth in Section 3.5 shall be allocated to the Employee Contribution Before-Tax Accounts of Members who are not Highly Compensated Employees on the basis of such Members' share of Company Matching Contributions for such Plan Year and each such Member's Employee Contribution Before-Tax Account shall be allocated that portion of such contribution which such Member's share of Company Matching Contributions for such Plan Year is of all such Members' share of Company Matching Contributions for such Plan Year.

                  (f) Member TRASOP Contributions and Company TRASOP Contributions shall be allocated in accordance with the provisions of Article XIII.

         4.3 Limitations.

                  (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

                           (1) "Annual Additions" of a Member for any Limitation
Year shall mean the total of (A) the Company Contributions, Deferred Contributions, Company TRASOP Contributions and forfeitures allocated to such Member's Accounts for such year, (B) Member's After-Tax Contributions and Member TRASOP Contributions, if any, (excluding any Rollover Contributions) for such year and (C) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

                           (2) "Limitation Year" shall mean the Plan Year.

                           (3) "Maximum Annual Additions" of a Member for any
Limitation Year shall mean the lesser of (A) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Limitation Year) or (B) 25% of such Member's compensation, within the meaning of section 415(c)(3) of the Code and applicable Treasury Regulations thereunder and as limited by section 401(a)(17) of the Code for Limitation Years beginning after December 31, 1988, during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Company or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

                  (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of a reasonable error in estimating a Member's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions that would be credited to a Member's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member's Accounts shall be disposed of as follows:

                           (1) first, by returning to such Member his After-Tax
Contributions, adjusted for income or loss allocated thereto, which would not have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts pursuant to Section 4.2;

                           (2) next, any such excess Annual Additions in the
form of Deferred Contributions on behalf of such Member, adjusted for income or loss allocated thereto, which would not have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts pursuant to Section 4.2, shall be distributed to such Member;

                           (3) next, (i) by returning to such Member his
After-Tax Contributions, adjusted for income or loss allocated thereto, which would have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts pursuant to Section 4.2, and
(ii) the Company Matching Contributions, adjusted for income or loss allocated thereto, which would have been allocated to such Member's Accounts based upon such distributed After-Tax Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Company Matching Contributions;

                           (4) next (i) any such excess Annual Additions in the
form of Deferred Contributions on behalf of such Member, adjusted for income or loss allocated thereto, which would have been considered in determining the amount of Company Matching Contributions allocated to such Member's Accounts pursuant to Section 4.2, shall be distributed to such Member, and (ii) the Company Matching Contributions, adjusted for income or loss allocated thereto, which would have been allocated to such Member's Accounts based upon such Deferred Contributions so distributed shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Company Matching Contributions;

                           (5) finally, any such excess Annual Additions in the
form of Company TRASOP Contributions shall, to the extent such amounts would otherwise have been allocated to such Member's TRASOP Account, shall be allocated instead to the TRASOP Accounts of Members whose Annual Additions are not limited by this Section in the manner provided in Section 14.7(a), disregarding the Compensation of Members whose Annual Additions are limited by this Section.

                  (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

                  (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, as defined contribution plans of the Company are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled

Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" (other than an affiliated service group member within the meaning of section 414(m) of the Code) shall be determined by application of a more than 50% control standard in lieu of an 80% control standard. If the Annual Additions credited to a Member's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions; provided, however, that allocation of Company TRASOP Contributions shall be reallocated or returned only after all other Annual Additions of such Member have been reallocated or returned.

                  (e) In the case of a Member who also participated in a defined benefit plan of the Company or a Controlled Entity (as defined in Paragraph (d) above), the Company shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall only apply if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in Section 415(e) of the Code is not exceeded.

                  (f) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to Section 3.1 of affected Members shall be revised prospectively by the Committee on a temporary basis to the extent necessary to meet such limitations in the manner described in Section 3.1(f).

                                        V

                               Investment of Funds

         5.1 Prior Actions.

         On or before the Effective Date, the Committee shall transfer the investment of each Account from each investment option available under the Plan immediately prior to the Effective Date, to the Investment Fund described in
Section 5.3 that, in the sole judgment of the Committee, most closely resembles the option and shall restate the Account balance in terms of units of the respective Investment Fund. As of the Effective Date, any Member designation as to the investment of future contributions to the Member's Employee Contribution Before-Tax and After-Tax Accounts that is expressed in terms of an investment option available under the Plan immediately prior to the Effective Date, shall be deemed to refer to the Investment Fund described in Section 5.3 (other than a Closed Investment Fund) that, in the sole judgment of the Committee, most closely resembles the option.

         5.2  Company Contributions Post 1990 Matching Accounts.

                  (a) Company Contribution Post 1990 Matching Accounts of the Members shall be invested in the Panhandle Eastern Stock Fund as described in
Section 5.3.

                  (b) A Member who has satisfied the requirements for eligibility to receive early retirement benefits or normal retirement benefits pursuant to the terms of any qualified defined benefit pension plan sponsored by the Company or a Participating Affiliate may elect to transfer for investment in any of the Investment Funds described in Section 5.3 (other than an Investment Fund identified therein, or designated by the Committee, as closed ("Closed Investment Fund")) any whole percentage, not greater than 25%, of the net asset value of the Panhandle Eastern Stock Fund units held by his Company Contribution Post 1990 Matching Account and, if permitted by Section 12.2, his Company Contribution and Employee Contribution ESOP Accounts. A Member who elects to make a transfer pursuant to this Paragraph (b) may designate the Investment Funds in which the transferred amount is to be invested and the whole percentage of such amount that is to be invested in each. A Member may elect to make a transfer pursuant to this Paragraph (b) on any business day during any Plan Year. Any transfer made by a Member pursuant to this Paragraph (b) shall be made in accordance with the procedures prescribed by the Committee.

         5.3 Investment Funds.

                  (a) In accordance with the procedures prescribed by the Committee, each Member shall designate the manner in which the amounts allocated to his Employee Contribution

Before-Tax Account and his Employee Contribution After-Tax Account shall be invested from among the following Investment Funds (other than a Closed Investment Fund):

Money  Market Fund                          Invested in units
                                            representing an undivided interest
                                            in a pooled fund with an investment
                                            portfolio of money market
                                            instruments (which may include
                                            investment in any common/commingled,
                                            money market/short term investment
                                            fund managed by the Trustee or an
                                            affiliate of the Trustee).

Bond Fund                                   Invested in units representing
                                            an undivided interest in a pooled
                                            fund with an investment portfolio
                                            consisting of medium and long term
                                            debt obligations issued by the U.S.
                                            Government and governmental agencies
                                            and diversified medium and long term
                                            corporate debt obligations (but no
                                            Company debt obligations), whether
                                            or not secured, and cash (which may
                                            include investment in any
                                            common/commingled, money
                                            market/short term investment fund
                                            managed by the Trustee or an
                                            affiliate of the Trustee).

Diversified Equity Fund                     Invested in units representing an
                                            undivided interest in a pooled fund
                                            with an investment portfolio
                                            consisting of diversified common
                                            stocks and other securities
                                            convertible into common stock (but
                                            no Company stock or other
                                            securities) and cash (which may
                                            include investment in any
                                            common/commingled, money
                                            market/short term investment fund
                                            managed by the Trustee or an
                                            affiliate of the Trustee).

Panhandle Eastern Stock Fund                Invested in units representing an
                                            undivided interest in a pooled fund
                                            with an investment portfolio
                                            consisting of shares of Company
                                            Stock and cash (which may include
                                            investment in any common/commingled,
                                            money market/short term investment
                                            fund managed by the Trustee or an
                                            affiliate of the Trustee).

Anadarko Stock Fund                         Investment in units representing an
(Closed Investment Fund)                    individual interest in a pooled fund
                                            with an investment portfolio
                                            consisting of shares of
                                            Anadarko Petroleum Corporation
                                            common stock and cash (which may
                                            include investment in any
                                            common/commingled, money
                                            market/short term investment fund
                                            managed by the Trustee or an
                                            affiliate of the Trustee).

A Member may designate one of such Investment Funds (other than a Closed Investment Fund), for all future contributions to his Employee Contribution Before-Tax and Contribution After-Tax Accounts or he may split the investment of the contributions to his Employee Contribution Before-Tax and After-Tax Accounts among such Investment Funds, in whole percentages. No other type of designation shall be permitted. If a Member fails to make a designation, future contributions to his Employee Contribution Before-Tax Account and his Employee Contribution After-Tax Account shall be invested in the Money Market Fund.

                  (b) In accordance with the procedures prescribed by the Committee, a Member may change his Investment Fund designation for future contributions to his Employee Contribution Before-Tax and After-Tax Accounts.

                  (c) In accordance with the procedures prescribed by the Committee, a Member may elect on any business day to transfer all or any whole percentage of the investment of his Employee Contribution Before-Tax, Before-Tax
(A), After-Tax, After-Tax (A) Accounts and his Company Contribution Prior Company and Prior Company (A) Accounts and, except to the extent invested in the Panhandle Eastern Stock Fund, his Employee Contribution ESOP Account and, except to the extent invested in the Panhandle Eastern Stock Fund, his Company Contribution Post 1990 Matching and ESOP Accounts and his Rollover Accounts from any Investment Fund to any Investment Fund(s) (other than a Closed Investment
Fund) and, if to more than one such Investment Fund, with the respective whole percentage to each such fund. Notwithstanding the foregoing a Member may not elect to transfer less than all of the investment of his Accounts in the Anadarko Stock Fund to any other Investment Fund(s).

                  (d) Any purchase of Company Stock for the Plan may be made by the Trustee either in the open market or, if agreed to by the Company, by purchasing directly from the Company authorized but unissued shares or shares previously issued and reacquired by the Company. If the Company sells Company Stock directly to the Trustee for the Plan, no commission may be charged and the purchase price per share shall be equal to the lower of:

                  (i) the unweighted average of the reported daily high and low sales prices for Company Stock on the New York Stock Exchange, Inc. for the five consecutive trading days up to and including the date on which the Trustee and the Company agree to the sale, or, if the New York Stock Exchange, Inc. is closed on such date, the period of five consecutive trading days immediately preceding such date; or

                  (ii) the unweighted average of the reported daily high and low sales prices for Company Stock on the New York Stock Exchange, Inc. for the trading day on which the Trustee and the Company agree to the sale, or, if the New York Stock Exchange, Inc. is closed on such date, the trading day immediately preceding such date.

         5.4      Units and Net Asset Value.

                  (a) Following close of business on a Valuation Date and before effecting any addition/reduction to the Investment Fund for the Valuation Date described in Paragraphs (b), (c), (d) or (e), below, the Trustee shall determine the fair market value of the Plan assets held in the Investment Fund and, by dividing such value by the number of outstanding units of the Investment Fund immediately prior to the Valuation Date, shall determine the net asset value of a unit of the Investment Fund for the Valuation Date. The number of outstanding units of the Investment Fund for a Valuation Date shall initially equal the number of outstanding units of the Investment Fund immediately prior to the Valuation Date, but shall be subject to increase and decrease according to Paragraphs (b), (c), (d) or (e), below.

                  (b) After determining the net asset value of a unit of the Investment Fund for the Valuation Date, the Trustee shall account for any additions to the Investment Fund for the Valuation Date resulting from contributions (or allocation of contributions), loan repayments and transfers from other Investment Funds by increasing the number of outstanding units of the Investment Fund for the Valuation Date, on the basis of the net asset value of a unit of the Investment Fund for the Valuation Date, and shall allocate such increase in units among Accounts on the basis of an Account's activity that resulted in such increase.

                  (c) After determining the net asset value of a unit of the Investment Fund for the Valuation Date, the Trustee shall account for any reductions to the Investment Fund for the Valuation Date resulting from withdrawals, distributions, funding of loans or transfers to any other Investment Fund by decreasing the number of outstanding units of the Investment Fund for the Valuation Date, on the basis of the net asset value of a unit of the Investment Fund for the Valuation Date, and shall allocate such decrease in units among Accounts on the basis of an Account's activity that resulted in such decrease.

                  (d) After determining the net asset value of a unit of the Panhandle Stock Fund for the Valuation Date, the Trustee shall account for any addition to the Panhandle Eastern Stock Fund for the Valuation Date resulting from dividends on Company Stock held in the Panhandle Stock Fund by increasing the number of outstanding units of the Panhandle Eastern Stock Fund, on the basis of the net asset value of a unit of the Panhandle Eastern Stock Fund for the Valuation Date, and shall allocate such additional units among Accounts in proportion to the number of Panhandle Eastern Stock Fund units held by an Account immediately prior to the Valuation Date.

                  (e) After determining the net asset value of a unit of the Anadarko Stock Fund for the Valuation Date, the Trustee shall account for any addition to the Anadarko Stock Fund for the Valuation Date resulting from dividends on Anadarko Petroleum Corporation common stock held in the Anadarko Stock Fund by increasing the number of outstanding units of the Andarko Stock Fund, on the basis of the net asset value of a unit of the Anadarko Stock Fund for the Valuation Date, and shall allocate such additional units among Accounts in proportion to the number of Anadarko Stock Fund units held by each Account immediately prior to the Valuation Date. Notwithstanding the foregoing, any such additional units which would otherwise be allocated to a Member's Employee Contribution After-Tax (A) Account shall be, instead, allocated to the Member's Employee Contribution After-Tax Account, any such additional units which would otherwise be allocated to the Member's Employee Contribution Before-Tax (A) Account shall be, instead, allocated to the Member's Employee Contribution Before-Tax Account, and any such additional units which would otherwise be allocated to the Member's Company Contribution Prior Company (A) Account shall be, instead, allocated to the Member's Company Contribution Prior Company Account.

         5.5  Act Section 404(c) and Voting and Other Rights.

                  (a) The Plan is intended to meet the requirements of Act
section 404(c) and 29 C.F.R section 2550.404c-1, except to the extent of Plan provisions that directly conflict with any such requirement, in order that Plan fiduciaries may be relieved of any liability for losses which are the direct and necessary result of investment instructions given by Members, and the Plan shall be interpreted and administered accordingly.

                  (b) Subject to the provision of the Trust Agreement, a Member shall be entitled to direct the Trustee as to the manner in which any Company Stock held in the Panhandle Eastern Stock Fund that represents the proportional interest of the units of such Investment Fund held in the Member's Accounts, as determined by the Committee, shall be voted. The Committee shall furnish to each Member explanatory materials adequate for such purpose together with such form of voting instructions as the Committee shall prescribe. The Trustee shall vote specifically in accordance with each Member's instructions to the extent of such Members whole shares of Company Stock and shall, to the extent possible, vote Members' fractional shares the Trust Fund in such manner as to reflect the Members' expressed desires with respect to whole shares. Company Stock held in the Panhandle Eastern Stock Fund that represents the proportional interest of units of such Investment Fund held in a Member's Employee Contribution ESOP Account or Company Contribution ESOP Account, as determined by the Committee ("Excluded Shares") shall not be voted by the Trustee in the absence of the Member's instructions. Otherwise, the Trustee shall vote shares of Company Stock held in the Panhandle Eastern Stock Fund with respect to which the Trustee does not receive instructions and shares of Company Stock [which have not been allocated to Members' Accounts under the Plan] in the same proportion as are voted the shares of Company Stock held in the Panhandle Eastern Stock Fund, other then Excluded Shares, with respect to which instructions were received by the Trustee from Members.

                  (c) Subject to the provisions of the Trust Agreement, if a "cash tender offer" or "exchange offer" for shares of Company Stock is made, Company Stock held in the Panhandle Eastern Stock Fund that represents the proportional interest of the units of such Investment Fund held in a Member's Account shall be tendered or exchanged by the Trustee pursuant to such "cash tender offer" or "exchange offer" only in accordance with the written instructions and directions of such Member to the Trustee to so tender or exchange. If written instructions or directions are not timely received from a Member, the Member's shares of Company Stock shall not be tendered or exchanged pursuant to such "cash tender offer" or "exchange offer". For purposes of this Paragraph (b), the term "cash tender offer" shall include a tender offer for, or request or invitation for tenders of, shares of Company Stock in exchange for cash, as made to the Plan or to holders of shares of Company Stock generally; the term "exchange offer" shall include a tender offer for, or request or invitation for tenders of, any shares of Company Stock in exchange for any consideration other than for all cash, as made to the Plan or to holders of shares of Company Stock is made, the Trustee shall use its best efforts to take those steps reasonably necessary to furnish information to, and allow decision by, each Member with respect to such "cash tender offer" or "exchange offer" and the Member's shares of Company Stock in substantially the same manner as would be available to holders of Company Stock generally, and, in that connection, the Trustee shall:

                           (1) inform each Member as to the existence of such
"cash tender offer" or "exchange offer";

                           (2) transmit to each Member as soon as practicable
such written information, explanation and other material relative to such "cash tender offer" or "exchange offer" as are made available by Panhandle Eastern Corporation or by the persons or entities making such "cash tender offer" or "exchange offer" to the holders of shares of Company Stock generally;

                           (3) request detailed written instructions and
directions from each Member as to whether to tender or exchange the Member's shares of Company Stock and, if so instructed and directed, as to the time and manner of such tender or exchange, and such instructions, and directions of the individual Members shall be given to the election judge or the Trustee and shall be kept confidential from the Company; and

                           (4) use its best efforts to effect on a confidential
and nondiscriminatory basis the tender or exchange of Company Stock held under the Plan with respect to such "cash tender offer" or "exchange offer" solely in accordance with written instructions and directions received from the Members.

                  (d) The Corporate Secretary of the Company is the Plan fiduciary responsible for ensuring (i) that information relating to the purchase, holding and sale of units of the Panhandle Eastern Stock Fund and to the exercise of voting, tender and similar rights with respect to shares of Company Stock held in the Panhandle Eastern Stock Fund by Members, is maintained in accordance with procedures which are designated to safeguard the confidentiality of such information except to the extent necessary to comply with federal laws or state laws not preempted by the Act, and (ii) that an independent fiduciary is appointed to carry out activities relating to any situations which the Corporate Secretary of the Company determines involves a potential for undue employer influence upon Members with regard to the direct or indirect exercise of shareholder rights.

                                       VI

                                    Benefits

         6.1 Benefits. A Member who terminates employment for any reason shall be entitled to an Article VII benefit equal in value to the aggregate net asset value of all Investment Fund units held in his Accounts.

         6.2      Designation of Beneficiaries.

                  (a) If a Member terminates employment by reason of death, his
Article VII benefit shall be paid to his designated beneficiary. Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his Article VII benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirement of further consent by the spouse and (C) is witnessed by a notary public or (2) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable.

                  (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such Article VII benefit shall be as follows:

                           (1) If a Member leaves a surviving spouse, his
Article VII benefit shall be paid to such surviving spouse;

                           (2) If a Member leaves no surviving spouse, his
Article VII benefit shall be paid to such Member's executor or administrator or to his heirs at law if there is no administration of such Member's estate.

                                                        VII

                                      Time and Manner of Payment of Benefits

         7.1 Time Of Payment.

                  (a) Each Member or designated beneficiary who becomes entitled to a benefit pursuant to Article VI shall elect when to receive same by filing with the Committee the form prescribed by the Committee. If a Member is married, his benefit payment election shall be valid only if his spouse has consent to same in writing with such consent being witnessed by a notary public. Subject to the provisions of the remaining Paragraphs of this Section, payment of a Member's benefit hereunder shall commence as soon as administratively feasible after the commencement date specified in his, or his designated beneficiary's benefit payment election or, in the case of a benefit being paid pursuant to
Section 7.2, as soon as administratively feasible following the date the Member or his designated beneficiary becomes entitled to the benefit.

                  (b) Unless a Member (1) has attained age sixty-five or died or
(2) consents to a distribution pursuant to Paragraph (a) within the ninety-day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), his Benefit Commencement Date shall be deferred to the date which is as soon as administratively feasible after the earlier of the date the Member attains age sixty-five or the Member's date of death, or such earlier commencement date as the Member may elect by written notice to the Committee. No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Member of his right to defer his Benefit Commencement Date and shall describe the Member's Direct Rollover election rights pursuant to Section 7.6 below.

                  (c) A Member's Benefit Commencement Date shall in no event be later than the day following the close of the Plan Year during which such Member attains, or would have attained, age sixty-five or, if later, terminates his employment with the Company or a Controlled Entity.

                  (d) Paragraphs (a), (b) and (c) notwithstanding, a Member may elect to defer his Benefit Commencement Date beyond the date specified in such Paragraphs, subject to the provisions of Paragraph (f).

                  (e) Subject to the provisions of Paragraph (c) above, a Member's Benefit Commencement Date shall not occur before the expiration of the latest to end of the period during which the Member is employed by the Company or any Controlled Entity:

                  (2) a period during which the Member is employed by a purchaser of assets from the Company or a Controlled Entity if such Member transfers to employment with such purchaser in connection with such purchase.



                                                     VII-1

                  (f) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 401 (a) (9) of the Code and applicable Treasury Regulations thereunder shall in no event be later than:

                  (1) In the case of a Member who attains the age of seventy and one half prior to January 1, 1988 and is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st following the later of (i) the calendar year in which such Member attains the age of seventy and one-half, or (ii) the calendar year in which such Member terminates his employment with the Company, or if such Member becomes a "five-percent owner" following the end of such five Plan Year period, April 1st of the calendar year following the calendar year in which such Member becomes a "five-percent owner";

                  (2) In the case of a Member who does not attain the age of seventy and one-half prior to January 1, 1988 or is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st of the calendar year following the calendar year in which such Member attains the age of seventy and one-half; and

                  (3) In the case of a benefit by reason of death, (A) if payable to other than the Member's spouse, the last day of the one-year period following the death of such Member or (B) if payable to the Member's spouse, after the date upon which such Member would have attained the age of seventy and one-half, unless such surviving spouse dies before payments commence, in which case the Benefit Commencement Date may not be deferred beyond the last day of the one-year period following the death of such surviving spouse.

For purposes of Paragraph (f)(2) above, a Member who attains the age of seventy and one-half in 1988, is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in 1988 and does not terminate employment with the Company prior to January 1, 1989, shall be considered to attain the age of seventy and one-half in 1989. Further, the preceding provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury regulations thereunder.

                  (g) Benefits shall be paid in cash except that the portions of a Member's Employee Contribution ESOP Account and Company Contribution Post 1990 Matching and ESOP Accounts which are invested in the Panhandle Eastern Stock Fund shall be distributed in



                                                     VII-2
full shares of Company Stock with the value of any fractional shares paid in cash. At the Member's election in accordance with the procedures prescribed by the Committee, the portion of the Member's other Accounts which are invested in the Panhandle Eastern Stock Fund shall be distributed in full shares of Company Stock with the value of any fractional share paid in cash, and the portion of the Member's other Accounts which are invested in the Anadarko Stock Fund shall be distributed in full shares of Anadarko Petroleum Corporation common stock with the value of any fractional share paid in cash. Except as otherwise provided in the Plan, a Member's benefit shall be paid in a single lump sum payment.

         7.2 Cash-Out of Benefit. If a Member terminates his employment with the Company and the value of his Article VII benefit is $3,500 or less as of the date of such termination of employment, such Member's benefit shall be paid in one lump sum payment at the time specified in Section 7.1(a) without regard to the consent restrictions of Section 7.1(b). The provisions of this Section shall not be applicable to a Member following his Benefit Commencement Date.

         7.3 Benefits from Account Balances. With respect to any benefit payable pursuant to the Plan, whichever form of payment is selected, such benefit shall be provided from the Accounts to which the particular Member or beneficiary is entitled.

         7.4 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, the Account(s) from which such benefit is to be provided shall be, as soon as administrative feasible, reinvested exclusively in the Money Market Fund and, promptly thereafter, such benefit shall be forfeited, held in a suspense account and applied to reduce first, Plan expenses and, second, Company Matching Contributions next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall not participate in the investment performance of any Investment Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable presents a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 3.10.

         7.5 Claims Review. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period). The Committee shall, within a reasonable period of time after receipt of such claim, furnish to the claimant a notice of its decision which shall:

                   (a) state the specific reason or reasons for the denial or modification;

                  (b provide specific reference to pertinent Plan provisions on which the denial or modification is based;



                                                     VII-3

                  (c) provide a description of any additional material or information necessary for the Member, his beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) explain the Plan's claim review procedure as contained herein.

If such notice is not furnished to the claimant within a reasonable period of time following receipt of the claim by the Committee, the claim shall be deemed denied.

                  In the event the request is denied or modified, if the Member, his beneficiary or representative desires to have such denial or modification reviewed, he must, within days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary, or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within thirty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or representative stating specific reasons for such decision. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary or representative prior to the commencement of the extension period. The Committee's decision on review of an appealed claim shall be communicated to the appealing claimant in writing, shall include specific reasons for the decision, shall be written in a manner calculated to be understood by the appealing claimant and shall include specific references to the payment Plan provisions on which such decision was based. If the Committee's decision on review of an appealed claim is not furnished to the claimant within the sixty-day period following the appealing claimant's request for review or the 120 days following such request if the sixty day period is extended, the appealed claim shall be deemed denied on review.

         7.6 Direct Rollover Election. The requirements of this Section 7.6 apply to any Plan withdrawal or other benefit distribution whether pursuant to Articles VI, VII, VIII, IX, X, XI, XII, XIII, or any other provision of the Plan, but only to the extent required to satisfy the requirements of Section 401
(a) (31) of the Code. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.6, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. The following definitions apply to this Section 7.6:

         'Eligible rollover distribution': An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible



                                                     VII-4
         rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancies) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         'Eligible retirement plan': An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         'Distributee': A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 401(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         'Direct rollover': A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.




                                                     VII-5

                                      VIII

                              Withdrawals and Loans

         8.1 Withdrawals.

                  (a) No more frequently than once per calendar year, a Member may elect to withdraw from his Employee Contribution After-Tax and After-Tax (A) Accounts and Rollover Accounts, all or any part of the aggregate Account value, except to the extent invested in the Panhandle Eastern Stock Fund and, unless the Member is at least age 59 1/2, except for any After- Tax Contributions made by the Member during the preceding twenty-four consecutive months.

                  (b) No more frequently than once per calendar year, a Member may elect to withdraw from his Company Contribution Prior Company, Prior Company
(A) and Post 1990 Matching Accounts, all or any part of the aggregate Account value, except to the extent invested in the Panhandle Eastern Stock Fund and, unless the Member is at least age 59 1/2 or has at least 60 months of Participation, except for any Company Contributions made or allocated to the Members Company Contribution Post 1990 Matching Account during the preceding twenty-four consecutive months.

                  (c) No more frequently than once per calendar year, a Member may elect to withdraw from his Employee Contribution After-Tax and After-Tax (A) Accounts and any Rollover Account, to the extent invested in the Panhandle Eastern Stock Fund, all or any part of the aggregate Account value, except, if the Member is not at least age 59 1/2, for any Employee After-Tax Contributions made by the Member during the preceding twenty-four consecutive months.

                  (d) No more frequently than once per calendar year, a Member may elect to withdraw from his Company Contribution Prior Company, Prior Company
(A) and Post 1990 Matching Accounts, to the extent invested in the Panhandle Eastern Stock Fund, all or any part of the aggregate Account value, except, unless the Member is at least age 59 1/2 or has at least 60 Months of Participation, for any Company Contributions made or allocated to the Member's Company Contribution Post 1990 Matching Account during the preceding twenty-four consecutive months.

                  (e) A Member who has a financial hardship, as determined by the Committee, and who has made all other available withdrawals pursuant to this Section and from any other plan of the Company and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to
Section 8.2 and from such other plan, may apply to withdraw from his Accounts, all or any part of the value of his Accounts, except for any portion thereof which reflects earnings credited to his Employee Contribution Before-Tax and Before-Tax (A) Accounts and any portion thereof which reflects contributions made or allocated to his Employee



                                                     VIII-1

Contribution ESOP Account during the preceding eighty-four consecutive months, that the Committee determines available for withdrawal pursuant to this Paragraph. For purposes of this Paragraph, financial hardship means the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The determination of the existence of a Member's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is on account of:

                           (1) medical expenses described in section 213(d) of
the Code incurred by the Member, the Member's spouse or any dependents of the Member (as defined in section 152 of the Code) and not reimbursed by insurance;

                           (2) purchase (excluding mortgage payments) of a
principal residence of the Member;

                           (3) payment of tuition for the next school year of
post-secondary education of the Member, or the Member's spouse, children or dependents (as defined in section 152 of the Code);

                           (4) the need to prevent the eviction of the Member
from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                           (5) such other financial needs that the Commissioner
of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices, and other documents of general applicability.

Any decision of the Committee pursuant to this Paragraph shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner.

                  (f) A Member who has attained at least age 59 1/2 may elect to withdraw from his Accounts, all or any part of his aggregate Account value, except to the extent invested in the Panhandle Eastern Stock Fund and except for any portion thereof which reflects contributions made or allocated to his Employee Contribution ESOP Account or his Company Contribution ESOP Account during the preceding eighty-four consecutive months.

                  (g) A Member who has attained at least age 59 1/2 may elect to withdraw from his Accounts all or any part of his aggregate Account value, to the extent invested in the Panhandle Eastern Stock Fund, except for any portion thereof which reflects contributions made



                                                     VIII-2
or allocated to his Employee Contribution ESOP Account or his Company Contribution ESOP Account during the preceding eighty-four consecutive months.

                  (h) No more frequently than once per calendar year, a Member may elect to withdraw from his Employee Contribution ESOP Account and his Company Contribution ESOP Account all or any part of his aggregate Account value, except for any portion thereof which reflects contributions made or allocated to his Employee Contribution ESOP Account or his Company Contribution ESOP Account during the preceding eighty-four consecutive months.

                  (i) A Member's withdrawal pursuant to this Section shall be funded from available amounts taken as follows:

                           From the Member's Accounts (taken in descending
order, but only if, and to the extent, available)-

                           1.       Employee Contribution After-Tax
                           2.       Employee Contribution After-Tax (A)
                           3.       Employee Contribution ESOP
                           4.       Rollover
                           5.       Company Contribution Prior Company
                           6.       Company Contribution Prior Company (A)
                           7.       Company Contribution ESOP
                           8.       Company Contribution Post 1990 Matching
                           9.       Company Contribution Before-Tax
                           10.      Company Contribution Before-Tax (A)

                  Within a Member's Account, by liquidating the Account's investment in Investment Funds (taken in the following descending order, if and to the extent available)-
                           1.       Money Market
                           2.       Bond
                           3.       Diversified Equity
                           4.       Anadarko Stock
                           5.       Panhandle Eastern Stock

                  (j) A member may elect or apply for a withdrawal pursuant to this Section in accordance with the procedures prescribed by the Committee. Distributions of withdrawal amounts pursuant to this Section shall be subject to the requirements of Section 7.6 and shall be made as soon as administratively feasible. Withdrawal amounts taken from an Account's investment in the Money Market, Bond or Diversified Equity Investment Funds shall be distributed in all cash. Withdrawal amounts pursuant to a financial hardship withdrawal under Paragraph (e) above shall be distributed in all cash. Withdrawal amounts, other than pursuant to such a financial hardship withdrawal, to the extent taken from the investment of an Account



                                                     VIII-3
in the Anadarko Stock Fund, shall be distributed pursuant to the Member's election, in accordance with the procedures prescribed by the Committee, in either all cash or all shares of Anadarko Petroleum Corporation common stock (with cash for any fractional share). Withdrawal amounts, other than pursuant to a financial hardship withdrawal, to the extent taken from the investment of an Account, other than a Company Contribution Post 1990 Matching or ESOP Account or an Employee Contribution ESOP Account, in the Panhandle Eastern Stock Fund shall be distributed pursuant to the Member's election, in accordance with the procedures prescribed by the Committee, in either all cash or all shares of Company Stock (with cash for any fractional share). Withdrawal amounts, other than pursuant to a Hardship Withdrawal, to the extent taken from the investment of a Member's Company Contribution Post 1990 Matching or ESOP Accounts or the Member's Employee Contribution ESOP Account in the Panhandle Eastern Stock Fund, shall be distributed in all shares of Company Stock (with cash for any fractional share).

                  (k) This Section shall not be applicable to a Member following termination of employment and the value of such Member's Accounts shall then be distributable only in accordance with the provisions of Article VII.

         8.2 Loans.

                  (a) Upon application by (1) any Member who is an Employee or
(2) any Member no longer employed by the Company, a beneficiary of a deceased Member or an alternate payee under a qualified domestic relations order who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Section being hereinafter referred to as a "Member" for purposes of this Section), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member, not to exceed the lesser of $50,000.00, or 50% of the then aggregate Account value of the Member's Accounts, reduced by the Member's highest outstanding balance of any Plan loan(s) during the preceding twelve consecutive month period. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

                  (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Section shall not exceed the limitations described in section 72(p)(2) of the Code.

                  (c) Any loan made pursuant to this Section shall bear interest at a rate established by the Committee from time to time and communicated to the Members, which rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances, and shall be made as an investment of a segregated loan fund to be established in the Trust Fund for



                                                     VIII-4
the Member to whom the loan is made. The Trustee shall fund a Member's segregated loan fund by liquidating such portion of the assets of the Accounts from which the Member's loan is to be made as is necessary to fund the loan and transferring the proceeds to such segregated loan fund.

                  (d) A Member's loan pursuant to this Section shall be funded from available amounts taken as follows:

From the Member's Accounts (in the following descending order) -

                           1.       Employee Contribution Before-Tax
                           2.       Employee Contribution Before-Tax (A)
                           3.       Company Contribution Prior Company
                           4.       Company Contribution Prior Company (A)
                           5.       Rollover
                           6.       Company Contribution Post 1990 Matching
                           7.       Employee Contribution After-Tax
                           8.       Employee Contribution After-Tax (A)

Within a Member's Account, by liquidating the Account's investment in Investment Funds (taken in the following descending order) -

                           1.       Money Market
                           2.       Bond
                           3.       Diversified Stock
                           4.       Anadarko Stock
                           5.       Panhandle Eastern Stock

The loan shall be secured by a pledge of the Member's segregated loan fund. The Member shall be required, as a condition to receiving a loan, to enter into an agreement authorizing the Company to make payroll deductions from his Compensation so long as the Member is an Employee and to transfer such payroll deduction amounts to the Trustee in payment of such loan plus interest.

                  (e) The terms of the loan shall (l) require level amortization with payments not less frequently than quarterly, (2) require that the loan be repaid within five years or, if the Member certifies in writing to the Committee that the loan is to be used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Member, within fifteen years, (3) allow prepayment without penalty, provided that any prepayment must be for the full outstanding loan balance (including interest), and (4) require that the balance of the loan (including interest) shall become due and payable (to the extent not otherwise due and payable) on the date the Member or, if applicable, the



                                                     VIII-5

Member's designated beneficiary, is first entitled to a distribution following his termination of employment, irrespective of whether such Member or beneficiary directs or consents to the distributions, with the Employer and be repaid by offsetting the Member's outstanding loan balance (including interest) against the amount in the Member's segregated loan fund pledged as security for the loan. By agreeing to the pledge of the segregated loan fund as security for the loan, a Member shall be deemed to have consented to the distribution of such segregated loan fund prior to the time specified in section 411(a)(11) of the Code and the applicable Treasury Regulations thereunder.

                  (f) If the Member does not repay a loan (including interest) within the prescribed time, such loan or loans shall be repaid by offsetting the Member's outstanding loan balance (including interest) against the amount in the Member's segregated loan fund pledged as security for the loan. Any such outstanding loan (including interest) shall be repaid prior to any withdrawal or distribution of benefits from the pledged portion of the Member's Accounts pursuant to the provisions of the Plan. Notwithstanding the foregoing, the values of a Member's Employee Contribution After-Tax Account and Employee Contribution ESOP and Company Contribution ESOP Account may not be used to satisfy the payment of such loan (including interest) prior to the time such values are otherwise distributable from the Plan.

                  (g) Amounts tendered to the Trustee by a Member in repayment of a loan made pursuant to this Section (1) shall initially be credited to the Member's segregated loan fund, (2) shall then be transferred as soon as practicable following receipt thereof to the Account or Accounts from which the Member's loan was made and (3) invested in the Panhandle Eastern Stock Fund if such amount is credited to such Member's Company Contribution Post 1990 Matching Account and in the Panhandle Eastern Stock Fund, the Diversified Equity Fund, the Bond Fund or the Money Market Fund if such amount is credited to such Member's other Accounts in accordance with the Member's current designation as to the investment of contributions being allocated to such Accounts.

                  (h) A loan made to a Member may not be for an amount less than $1,000.00. No loan shall be made to a Member who owes any amount on an outstanding loan previously made to him from the Plan.




                                                     VIII-6

                                       IX

                              Grandfathered Rights

         9.1 Effect of Article. Plan provisions to the contrary notwithstanding, the provisions of this Article IX shall govern with respect to Members who were Members of the Panhandle Plan prior to January 1, 1991.

         9.2      Grandfathered Distributions.

                  (a) A Member who was a Member of the Panhandle Plan prior to January 1, 1991 and who is entitled to a benefit pursuant to retirement or total and permanent disability may elect to have the portion of his Accounts attributable to contributions made prior to January 1, 1991 distributed in the form of periodic installment payments for any term certain not to exceed fifteen years to such Member or, in the event of such Member's death before the end of such term certain, to his designated beneficiary as provided in Section 6.2; provided, however, that the term certain shall be such that the present value of the payments actually expected to be made to the Member shall be more than 50% of the present value of the total payments actuarially expected to be made to the Member and his designated beneficiary; and provided, further that such term certain shall not exceed the greater of (i) the life expectancy of the Member or
(ii) the joint life expectancy of the Member and his designated beneficiary.

                  (b) A Member who was a Member of the Panhandle Plan prior to January 1, 1991 and who is entitled to a benefit other than by reason of death, retirement or total and permanent disability may elect to have the portion of his Accounts attributable to contributions made prior to January 1, 1991 distributed in the form of periodic installment payments for any term certain not to exceed fifteen years to such Member or, in the event of such Member's death before the end of such term certain, to his designated beneficiary as provided in Section 6.2; provided, however, that the term certain shall be such that the present value of the payments actuarially expected to be made to the Member shall be more than 50% of the present value of the total payments actuarially expected to be made to the Member and his designated beneficiary; and provided, further that such term certain shall not exceed the greater of (i) the life expectancy of the Member or (ii) the joint life expectancy of the Member and his designated beneficiary.

                  (c) A Member who was a Member of the Panhandle Plan prior to January 1, 1991 and who is entitled to a benefit by reason of death may elect to have the portion of his Accounts attributable to contributions made prior to January 1, 1991, distributed in the form of approximately equal annual installment payments for any term certain not to exceed five years; provided, however, that if the Member's beneficiary is not his surviving spouse and if the Benefit Commencement Date is not within one year of the Member's death the term certain shall be such that the Member's entire Article VII benefit will be distributed not later than the last day of the five-year period following the death of the Member, and provided, further, that if the

Member's beneficiary is his surviving spouse or if the Benefit Commencement Date is within one year of the Member's death the term certain shall not exceed the life expectancy of the beneficiary. For purposes of the foregoing, if a Member's beneficiary is his surviving spouse and such surviving spouse dies before payments commence, then such Benefit Commencement Date shall be deemed to be within one year of such Member's death if it is within one year of the death of such surviving spouse.

         9.3 Intent of Article. This Article IX is intended to preserve only alternative forms of benefits required to be preserved for Members who were Members of the Plan prior to the Effective Date pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose and only such purpose.

                                        X

                             Transfer Accounts from
                           Employees' Savings Plan of
                       Algonquin Gas Transmission Company

             10.1 Effect of Article. Plan provisions to the contrary notwithstanding, the provisions of this Article X shall govern with respect to Members whose Accounts include amounts which were transferred to the Plan from the Employees' Savings Plan of Algonquin Gas Transmission Company.

             10.2 Distribution Rights. A Member to whom this Article X applies may elect to have his Account balance which becomes distributable distributed as follows:

                  (1) If the Member terminates employment other than by reason of death, such Member may elect to receive quarterly installment distributions over a period not to exceed the Member's life expectancy or the joint life expectancy of the Member and his spouse or a combination of a lump sum and such installments; provided, in either case, that the period over which quarterly installments are paid contained in the table for installment payments involving individual account plans under Treasury Regulation 1.401 (a) (9)-2; and

                  (2) If the Member terminates employment by reason of death, such Member (or such Member's beneficiary) may elect to receive quarterly installment payments payable within five years of the Member's death.

         10.3 Interpretation of Article. This Article X is intended to preserve with respect to amounts transferred from the Employees' Savings Plan of Algonquin Gas Transmission Company all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose.

                                       XI

                             Transfer Accounts from
                        Employees' Tax Incentive Plan of
                       Algonquin Gas Transmission Company

         11.1 Effect of Article. Plan provisions to the contrary notwithstanding, the provisions of this Article XI shall govern with respect to Members whose accounts include amounts which were transferred to the Plan from the Employees' Tax Incentive Plan of Algonquin Gas Transmission Company.

        11.2 Distribution Rights. A Member to whom this Article XI applies may elect to have his Account balance which becomes distributable distributed as follows:

                           (1) If the Member terminates employment other than by
reason of death, such Member may elect to receive quarterly installment distributions over a period not to exceed the Member's life expectancy or the joint life expectancy of the Member and his spouse or a combination of a lump sum and such installments; provided, in either case, that the period over which quarterly installments are paid contained in the table for installment payments involving individual account plans under Treasury Regulation 1.401(a)(9)-2; and

                           (2) If the Member terminates employment by reason of
death, such Member (or such Member's beneficiary) may elect to receive quarterly installment payments payable within five years of the Member's death.

         11.3 Interpretation of Article. This Article XI is intended to preserve with respect to amounts transferred from the Employees' Tax Incentive Plan of Algonquin Gas Transmission Company all forms of benefits required to be preserved pursuant to section 411 of the Code and Treasury Regulations promulgated thereunder and is to be interpreted and construed to effectuate such purpose.

                                       XII

                                  ESOP Accounts

         12.1 Effect of Article. Plan provisions to the contrary notwithstanding, the provisions of this Article XII shall govern with respect to Members' Employee Contribution and Company Contribution ESOP Accounts.

         12.2 ESOP Accounts. A Member's Employee Contribution and Company Contributions ESOP Accounts shall be invested in the Panhandle Eastern Stock Fund, provided, however, that the maximum transfer permitted in any Plan Year pursuant to Section 5.2(b) shall not exceed the greater of the number of Panhandle Eastern Stock Fund Units that represent contributions which have been allocated to the Member's Employee Contribution and Company Contribution ESOP Account at least 84 months before the month in which the transfer occurs or the number of Panhandle Eastern Stock Fund Units held in the Member's Employee Contribution and Company Contribution ESOP Accounts as to which diversification of investment is required for such Plan Year pursuant to the rules of section 401(a)(28) of the Code. The provisions of Article VII of the Plan to the contrary notwithstanding, a Member (or his beneficiary) shall have the right to elect to have his Employee Contribution and Company Contribution ESOP Accounts distributed not later than one year after the close of the Plan Year during which such Member terminates employment or dies.





                                                     XII-1

                                      XIII

                                TRASOP Provisions

         13.1  Definitions.   Definitions for purposes of this Article, the
following terms and phrases shall have these respective meanings.

                  (1) Incremental Investment Credit: The additional investment tax credit that is contingent upon the establishment and funding of a tax credit employee stock ownership plan as defined in section 409 of the Code which is permitted and determined (i) for periods prior to January 1, 1983, pursuant to sections 38, 46(a)(2)(E)(l) and 48(n)(1)(A) of the
                           Code (or corresponding statutory predecessors of such sections) as determined with respect to the Company and each Controlled Entity with which the Company files a consolidated federal income tax return and
                           (ii) for periods from and after January 1, 1983, pursuant to section 41(a) of the Code.

                  (2) Matching Investment Credit: As determined with respect to the Company and each Controlled Entity with which the Company files a consolidated federal income tax return, the additional investment tax credit, permitted and determined pursuant to sections 38, 46(a)(2)(E)(ii) and 48(n)(1)(B) of the Code (or corresponding statutory predecessors of such sections) that is contingent upon the Company and such Controlled Entities making a contribution to the Plan in consideration of and conditioned upon Member matching contributions.

                  (3) Taxable Year: The annual accounting period adopted by the Company or other contributing entity for federal income tax purposes.

                  (4) TRASOP Compensation: The total of all compensation, as defined under section 415(c)(3) of the Code, paid for a Plan Year by the Company or a Participating Affiliate to or for the benefit of a Member for services rendered or labor performed, excluding, however, that portion of such total in excess of $100,000.

         13.2     Member TRASOP Contributions.

                  (a) With respect to each Taxable Year, each Member who is entitled to an allocation of the Section 13.7(a) contribution for a TRASOP Contribution Plan Year beginning on or after January 1, 1976 may make contributions to the Plan for the purpose of having such contributions, along with those of other Members, match the Company contribution made pursuant to
Section 13.7(b).



                                                     XIII-1

                  (b) With respect to each Taxable Year for which a Company TRASOP Contribution is made to the Plan pursuant to Section 13.3(a), a matching contribution pledge will be solicited from each Member who is entitled to an allocation of such Company TRASOP Contribution. The estimated amount of contribution of each Member shall be indicated to him and such Member may pledge all or any portion of such estimated amount. Subsequent to the making of initial pledges, each Member who pledged all of such estimated amount may also pledge an additional amount up to his allocable share of estimated matching contributions not pledged by or collected from other Members. Each Member's estimated matching contribution and each Member's allocable share of contributions not pledged by or collected from other Members shall be based upon the ratio of such Members TRASOP Compensation to the TRASOP Compensation of all other Members involved in the allocation of such matching contribution or portion thereof. A pledge may be prospectively terminated at any time.

                  (c) In restriction of Member TRASOP Contribution, it is specifically provided that one of the "actual contribution percentage" tests set forth in 401 (m) of the Code and Treasury regulations must be met each Plan Year.

                  (d) Matching Member TRASOP Contributions shall be made pursuant to the pledges of Members as follows:

                           (1) With respect to any Member whose employment with
the Company has not terminated prior to the time determined by the Committee for commencement of payment of his matching Member TRASOP Contributions, the total amount of matching Member TRASOP Contributions shall be withheld from his Compensation by means of payroll deductions over a period of time determined by the Committee; provided, however, that the Committee may establish a procedure whereby such Members shall make payment of their matching Member TRASOP Contributions (or the unpaid balance thereof) by means of a single cash payment.

                           (2) With respect to any Member whose employment with
the Company has terminated prior to the time determined by the Committee for commencement of payment of his matching Member TRASOP Contributions, the total amount of matching Member TRASOP Contributions shall be paid by cash payment prior to the time determined by the Committee. Such cash payment shall be in the form of a single payment; provided, however, that the Committee, in its sole discretion, may honor a former Employee's request to tender payment in installments.

                           (3) With respect to any Member whose matching Member
TRASOP Contributions are initially paid by means of payroll deduction pursuant to subparagraph (1) above and whose employment with the Company terminates prior to the time that his matching Member TRASOP Contributions pledge has been fully paid, the remaining portion of such contributions shall be paid by cash payment prior to the time determined by the Committee. Such



                                                     XIII-2
cash payment shall be in the form of a single payment; provided, however, that the Committee, in its sole discretion, may honor a former Employee's request to tender payment in installments.

         In any event, matching Member TRASOP Contributions must be received no later than twenty-four months following the end of the Taxable Year with respect to which such pledges relate were made.

                  (e) Member TRASOP Contributions shall be invested in the Panhandle Eastern Stock Fund as soon as practicable, but no later than 30 days after receipt thereof. All such purchases of Company Stock for the Panhandle Eastern Stock Fund shall be made at fair market value from whatever source (including the Company) such Company Stock is available.

         13.3     Company TRASOP Contributions.

                  (a) As of the last day of each Taxable Year, the Company and each Controlled Entity with which the Company files a consolidated federal income tax return shall contribute to the Trustee, as its primary Company TRASOP Contribution for such Taxable Year, an amount equal to its Incremental Investment Credit, if any, utilized to reduce its federal income tax for such Taxable Year. It is specifically provided, however, that the Board of Directors of the Company or of any Controlled Entity with which the Company files a consolidated federal income tax return may increase, decrease or eliminate completely its primary Company TRASOP Contribution, but such contribution may not be decreased below the Incremental Investment Credit so claimed and utilized on the Company's consolidated federal income tax return for such Taxable Year.

                  (b) As of the last day of each Taxable Year, the Company and each Controlled Entity with which the Company files a consolidated federal income tax return shall contribute to the Trustee, as its secondary Company TRASOP Contribution, an amount equal to its Matching Investment Credit, if any, utilized to reduce its federal income tax for such Taxable Year. It is specifically provided, however, that the Board of Directors of the Company or of any Controlled Entity with which the Company files a consolidated federal income tax return may increase, decrease or eliminate completely its secondary Company TRASOP Contribution for any Taxable Year by appropriate action, but such contribution may not be decreased below the Matching Investment Credit claimed and utilized on the Company's consolidated federal income tax return for such Taxable Year.

                  (c) In restriction of Company TRASOP Contributions which constitute matching contributions under section 401(m) of the Code, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401 (m) of the Code and Treasury regulations must be met in each Plan Year.




                                                     XIII-3

         13.4  Form of Company TRASOP Contributions.

                  (a) The contributions made pursuant to Section 13.3 shall be made either (i) in cash, (ii) in Company Stock having a fair market value equal to the amount of the Section 13.3 contribution or (iii) in cash and Company Stock having an aggregate fair market value equal to the amount of the Section
13.3 contribution. The fair market value of any Company Stock contributed shall be based on the average of closing prices of the Company Stock as reported by a national exchange for the twenty consecutive trading days immediately preceding the due date (including extensions) for filing the Company's consolidated federal income tax return for the Taxable Year with respect to which (in the case of the Section 13.3(a) contribution) or in which (in the case of the
Section 13.3(b) contribution) such contribution was made.

                  (b) To the extent that the Section 13.3 contribution with respect to or in a given Taxable Year is made in cash, the Trustee must invest such cash in the Panhandle Eastern Stock Fund as soon as practicable but no later than 30 days after receipt thereof. All such purchases of Company Stock for the Panhandle Eastern Stock Fund shall be made at fair market value from whatever source (including the Company) such Company Stock is available.

         13.5 Time of Company TRASOP Contributions. The Company and each Controlled Entity with which the Company files a consolidated federal income tax return may make payment of its contribution for any Taxable Year on any date or dates it elects, provided that the total amount of its Section 13.3(a) contribution to the Plan for any Taxable Year shall be paid in full not later than the thirtieth day following the last day for filing the contributing entity's federal income tax return for such year (including extensions thereof); and provided that the total amount of its Section 13.3(b) contribution to the Plan for any Taxable Year shall be paid, to the extent the corresponding matching Member TRASOP Contributions are paid into the Plan, not later than the thirtieth day following the last day for filing the contributing entity's federal income tax return (including extensions thereof) for the Taxable Year in which such matching Member TRASOP Contributions are made. It is specifically provided, however, that if the investment tax credit of the Company or a Controlled Entity with which the Company files a consolidated federal income tax return for a Taxable Year exceeds the applicable limitations on the amount of investment tax credit allowable for such Taxable Year and that if such investment tax credit is allowable with respect to periods prior to January 1, 1983, the portion of the contribution allocable to the investment tax credit carryback of such excess credit shall be paid not later than the 30th day following the last day for filing the contributing entity's federal income tax return for the unused credit year (including extensions thereof), and the portion of the contribution allocable to the investment tax credit carryovers of such excess credit shall be paid not later than the 30th day following the last day for filing the contributing entity's federal income tax return for the Taxable Year to which such portion is carried over (including extensions thereof).



                                                     XIII-4

         13.6  Redetermination and Recapture of Investment Credit.

                  (a) If for any reason any contributing entity's contribution to the Plan for any Plan Year is determined to be less than such entity's Incremental Investment Credit (plus Matching Investment Credit, if applicable) for such year, such contributing entity shall make up the deficiency by contributing additional cash or Company Stock (based on the fair market value at the time the contribution originally was to have been made) plus an amount equal to dividends paid between the time that the contribution should have been made and the actual time of contribution. If for any reason any contributing entity's contribution to the Plan for any Plan Year is determined to be greater than such entity's Incremental Investment Credit (plus Matching Investment Credit, if applicable) for such year, such contributing entity may either reduce its contributions to the Plan for the current or succeeding Plan Years by the amount of such excess or deduct such excess subject to section 404 of the Code. Further, if the aggregate matching Member TRASOP Contributions for any Plan Year made within the time allowed therefor is less than the allowable Matching Investment Credit, the excess of the Company secondary contribution made under
Section 13.3(b) over the aggregate matching Member TRASOP Contributions may be withdrawn from the Plan by the contributing entity.

                  (b) Any contributing entity's contribution to the Plan for any Plan Year shall remain in the Plan (and, if allocated under the Plan, shall remain so allocated) even though part or all of the Incremental Investment Credit and Matching Investment Credit utilized for such year is reduced pursuant to a redetermination or an investment tax credit recapture in accordance with applicable Code provisions. If the amount of such Incremental Investment Credit and Matching Investment Credit is so reduced, in the discretion of the contributing entity:

                  (i) such contributing entity may reduce its contributions to the Plan for the current or succeeding Plan Years by an amount equal to such reduction (or the portion of the amount of such reduction which is attributable to the contributing entity's contribution to the
                           Plan); or

                  (ii) such contributing entity may deduct the amount of such reduction (or such portion thereof) subject to section 404 of the Code. Notwithstanding the foregoing, in the case of a reduction in the Incremental Investment Credit and Matching Investment Credit as a result of recapture of investment tax credit, contributions may not be reduced under (i) above by more than that amount which is the same percentage of the recaptured amount as the portion of the total credit (claimed under section 46(a)(2)(A)
                           (iii) of the Code for the Taxable Year for which the recaptured amount was claimed) that has not become distributable to former employees is of the total credit so claimed for such Taxable Year. This limitation shall be applicable only if and to the extent required by regulations or other pertinent authority.




                                                     XIII-5

Notwithstanding the foregoing, contributions may not be reduced under (i) above by more than that amount which is the same percentage of the recaptured amount as the portion of the total credit (claimed under section 46(a)(2)(A)(iii) of the Code for the Taxable Year for which the recaptured amount was claimed) that has not become distributable to former employees is of the total credit claimed under section 46(a)(2)(A)(iii) of the Code for such Taxable Year. This limitation shall be applicable only if and to the extent required by regulations or other pertinent authority.

         13.7     Allocation of Contributions.

                  (a) As of the last day of each Plan Year, the Company's primary TRASOP Contributions, plus the primary TRASOP Contributions of any Controlled Entity with which the Company files a consolidated federal income tax return, made to the Plan under the provisions of Section 13.3(a) for the Taxable Year ending with or within such Plan Year shall be allocated to the Company Contribution ESOP Account each Member or former Member (i) who remained an Employee through the last day of such Plan Year or (ii) who terminated his employment during such Plan Year at or after age fifty-five or by reason of death or total and permanent disability. Such allocation shall be on the basis of the TRASOP Compensation of such Member and each such Member's Company Contribution ESOP Account shall receive that portion of the total primary Company TRASOP Contribution which such Member's TRASOP Compensation for such Plan Year is of all such Member's TRASOP Compensation for such Plan Year.

                  (b) Upon receipt of matching Member TRASOP Contributions, and to the extent such Member TRASOP Contributions are received, the Company's secondary Company TRASOP Contributions, plus the secondary Company TRASOP Contributions of any Controlled Entity with which the Company files a consolidated federal income tax return, made to the Plan under the provisions of
Section 13.3(b) shall be allocated to the Company Contribution ESOP Account of each Member or former Member who made matching Member TRASOP Contributions for the Plan Year for which the Section 13.3(b) contribution was made. Such allocation shall be on the basis of the matching Member TRASOP Contributions of such Member and each Member's Company Contribution ESOP Account shall receive a portion of such secondary Company TRASOP Contribution equal to such Member's matching Member TRASOP Contributions for such Plan Year.

                  (c) A Member's matching Member TRASOP Contributions shall be allocated to his Employee Contribution ESOP Account as received.

                  (d) Company Stock in the Plan attributable to contributions by any contributing entity on account of the Incremental Investment Credit, Matching Investment Credit or matching Member TRASOP Contributions shall be accounted for separately from other Company Stock or contributions held in the Plan.




                                                     XIII-6

                  13.8 Allocation and Investment of Dividends. The provisions of
Section 5.4 to the contrary notwithstanding, cash and stock dividends received prior to the last day of a Plan Year with respect to Company Stock purchased with advance Company contributions made prior to such date shall be allocated to the Company Contribution ESOP Accounts of the Members in the proportion which the Company contribution attributable to each such Company Contribution ESOP Account bears to the total Company contribution for such Plan Year.

                  13.9 Statement of Account. As soon as practicable after the end of each Plan Year, the Committee shall cause to be prepared and presented to each Member a statement of his account showing the number of Panhandle Eastern Stock Fund Units held in his Company Contribution and Employee Contribution ESOP Accounts as of the beginning and the end of such Plan Year and any other information which the Committee may deem appropriate.

                  13.10    Benefit Payments.

                  (a) Each Member shall at all times have a 100% nonforfeitable interest in the value of his Company Contribution and Employee Contribution ESOP Accounts.

                  (b) The amount of a Member's Company Contribution and Employee Contribution ESOP Accounts which is attributable to Contributions allocated to his Company Contribution and Employee Contribution ESOP Account for a particular Plan Year shall be distributed as soon as practicable after January 1 of the eighth year following the year with respect to which such Contribution was allocated or as soon as practicable after any subsequent January 1 provided that such Member has elected in writing to receive such distribution at such time. Distributions to any Member who has not so elected to receive distributions pursuant to this Section 13.10(b) shall be made at the time prescribed by
Section 13.10(d) below.

                  (c) It is specifically provided, however, that Section 13.10(b) shall not be applicable to any Member who is a member of the Board of Directors of the Company or who holds the office of President, Vice President, Secretary, Treasurer or Controller of the Company or who is otherwise an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934. Distributions to any such officer shall be made at the time prescribed by Section 13.10(d) below. The Committee shall have the sole authority to make all determinations regarding a Member's status for purposes of the provisions of this Section 13.10(c).

                  (d) Subject to the provisions of Paragraphs (b), (c), (d), (e) and (f) of Section 7.1, a Member whose employment is terminated for any reason shall be entitled to receive the balance of his Company Contribution and Employee Contribution ESOP Accounts in a lump sum payment as soon as practicable after such termination of employment and not later than one year after the close of the Plan Year during which he terminates employment or dies.




                                                     XIII-7

                  (e) Distributions from a Member's Company Contribution and Employee Contribution ESOP Accounts shall be made in the form of shares of Company Stock (with the value of any fractional shares being distributed in cash); provided that the portion of a Member's Company Contribution and Employee Contribution ESOP Accounts which is invested in investments other than Company Stock pursuant to the Member's diversification elections under Paragraph (b) of
Section 5.2 shall be distributed in cash.




                                                     XIII-8

                                       XIV

                           Administration of the Plan

         14.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee which shall be appointed by the Directors and shall consist of three or more persons. Any individual, whether or not an Employee, is eligible to become a member of the Committee. Each member of the Committee shall, before entering upon the performance of his duties, qualify by signing a consent to serve as a member of the Committee under and pursuant to the Plan and by filing such consent with the records of the Committee. For purposes of the Act, the Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan.

         14.2 Term, Vacancies, Resignation and Removal. Each member of the Committee shall serve until he resigns or is removed by the Directors. At any time during his term of office, a member of the Committee may resign by giving written notice to the Directors and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during his term of office, and for any reason, a member of the Committee may be removed by the Directors. Any member of the Committee who is an Employee shall automatically cease to be a member of the Committee as of the date he ceases to be employed by the Company or a Controlled Entity.

         14.3 Officers, Records and Procedures. The Committee may select officers and may appoint a secretary who need not be a member of the Committee. The Committee shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Member or beneficiary such records as pertain to that individual's interest in the Plan. The Committee shall designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

         14.4 Meetings. The Committee shall hold meetings upon such notice and at such time and places as it may from time to time determine. Notice to a member shall not be required if waived in writing by that member. A majority of the members of the Committee duly appointed shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting where a quorum is present shall be by vote of a majority of those present at such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent signed by all of the members of the Committee.

         14.5 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any



                                                     XIV-1
case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

         14.6 Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

         14.7 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty, to be exercised in its sole discretion:

                  (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

                  (b) to construe all terms, provisions, conditions and limitations of the Plan and in all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

                  (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to effectuate the purposes of the Plan;

                  (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

                  (e)  to determine all questions relating to eligibility;

                  (f) to prescribe procedures to be followed by distributees in obtaining benefits hereunder and to prescribe procedures respecting the manner by which Members shall make elections, applications or designations or issue instructions or directions under the Plan, including, but not limited to, the promulgation of forms, the imposition of time limitations upon such actions by Members and the utilization of telephonic or other electronic communication with Members;

                  (g) to prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;




                                                     XIV-2

                  (h) to make a determination as to the right of any person to a benefit under the Plan;

                  (i) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

                  (j) to instruct the Trustee as to the loans to Members pursuant to the provisions of Section 8.2.

         14.8 Company to Supply Information. The Company and the Participating Affiliates shall supply full and timely information to the Committee relating to the Compensation of all Members, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require. The Company and the Participating Affiliates shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Company and the Participating Affiliates.

         14.9 Indemnification. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.





                                                     XIV-3

                                       XV

                             Administration of Funds

         15.1 Payment of Expenses. Except as otherwise provided herein, all expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee and the cost of furnishing any bond or security required of the Committee, may be paid by the Company and the Participating Affiliates and, if not paid by the Company and the Participating Affiliates, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries. In the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee.

         15.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

         15.3 Distributions from Members' Accounts. Distributions from a Member's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

                                       XVI

                    Trustee and Administration of Trust Fund

         16.1 Appointment, Resignation, Removal and Replacement of Trustee. The Trustee shall be appointed, removed and replaced by and in the sole discretion of the Directors. Unless otherwise provided by the Trust Agreement, the Trustee shall be the "named fiduciary" with respect to investment of the Trust Fund's assets. No Trustee shall be required to furnish any bond or security for the performance of its powers and duties unless the applicable law makes the furnishing of such bond or security mandatory.

         16.2 Trust Agreement. As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with the Trustee. The administration of the assets of the Plan and the duties, obligations, and responsibilities of the Trustee shall be governed by the Trust Agreement. The Trust Agreement may be amended from time to time as the Company deems advisable in order to effectuate the purposes of the Plan. The Trust Agreement is incorporated herein by reference and thereby made a part of the Plan hereof.




                                                     XVI-1

                                      XVII

                              Fiduciary Provisions

         17.1 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

         17.2 General Allocation of Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee or members of the Committee. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. Except as otherwise specifically provided, the Trustee shall have the sole responsibility for the administration, investment and management of the assets held under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

         17.3 Fiduciary Duty. Each fiduciary under the Plan, including but not limited to the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

                  (a) solely in the interest of the Members, for the exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan;

                  (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

                  (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

                  (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code.

         17.4 Delegation and Allocation. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees



                                                     XVII-1
any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation.

         17.5 Investment Manager. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

                  (a) the investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in the Investment Advisers Act of 1940, or (3) an insurance company qualified to do business under the laws of more than one state; and

                  (b) such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate their fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within its sole discretion.




                                                     XVII-2

                                      XVIII

                                   Amendments

Amendments

         No amendment of the Plan may be made which would vest in the Company, directly or indirectly, any interest in or control of the Trust Fund. No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made which would reduce any then nonforfeitable interest of a Member. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing. Subject to these limitations and any other limitations contained in the Act or the Code, the Company may from time to time amend, in whole or in part, any or all provisions of the Plan on behalf of the Company and the other Participating Affiliates. The Company's right to amend the Plan may be exercised by resolution of its Board of Directors, the Pension and Benefits Committee of its Board of Directors (or any successor committee) or its Management Executive Committee, and any such amendment of the Plan shall be set forth in writing. Specifically, but not by way of limitation, the Company may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.


                                                    XVIII-1

                                       XIX

                        Discontinuance of Contributions,
                     Termination and Merger or Consolidation

         19.1 Declaration Or Intent. The Company and the Participating Affiliates have established the Plan with the bona fide intention and expectation that from year to year they will be able to, and will deem it advisable to, make contributions as herein provided. However, the Company and the Participating Affiliates realize that circumstances not now foreseen, or circumstances beyond its control may make it either impossible or inadvisable to continue to make contributions to the Trustee. Therefore, the Company and the Participating Affiliates shall have the power to discontinue contributions to the Plan. Further, the Company shall have the power to terminate the Plan or partially terminate the Plan at any time hereafter on behalf of itself and the Participating Affiliates. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination or partial termination.

         19.2 Administration of Plan in Case of Discontinuance of Contributions or Termination.

                  (a) If the Plan is amended so as to permanently discontinue Company and Participating Affiliates contributions, or if such contributions are in fact permanently discontinued, the vested interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of discontinuance, the Committee shall remain in existence and all other provisions of the Plan which are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

                  (b) If the Plan is terminated or partially terminated, the vested interest of each affected Member shall be 100%, effective as of the termination date. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

                  (c) Upon discontinuance or termination, any previously unallocated contributions, forfeitures shall be allocated among the Accounts of the Members on such date of discontinuance or termination according to the provisions of Article IV. Thereafter, applicable investment performance of the Trust Fund shall continue to be allocated to the Accounts of the Members until the balances are distributed.

                  (d) In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is terminated to such Member, subject to the time of payment, manner of payment and consent provisions of Article VII.




                                                     XIX-1

         19.3 Merger, Consolidation or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation or transfer. Prior to any such merger, consolidation or transfer, the Committee shall make a determination regarding compliance with this Section and shall also comply with the provisions of section 6058(b) of the Code.



                                                     XIX-2

                                       XX

                            Participating Affiliates


         20.1 Adoption by Participating Affiliates. It is contemplated that other corporations, associations, partnerships or proprietorships may adopt this Plan and thereby become a Participating Affiliate hereunder. Any such entity, whether or not presently existing, may become, upon approval of the Company, a party hereto by appropriate action of its board of directors or noncorporate counterpart. The provisions of the Plan shall apply separately and equally to each Participating Affiliate and its employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Company alone. Nevertheless, any Participating Affiliate may, with the consent of the Company, incorporate in its adoption agreement or in an amendment document specific provisions relating to the operation of the Plan, and such provisions shall become a part of the Plan as to such Participating Affiliate only. Transfer from the employment of the Company or a Participating Affiliate to the employment of the Company or any other Participating Affiliate shall not be considered a termination of employment hereunder, and Vesting Service with one shall be considered as Vesting Service with all others. Any Participating Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Company may, in its discretion, terminate a Participating Affiliate's Plan participation at any time.

         20.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Company and the Participating Affiliates shall constitute a single plan rather than a separate plan of each. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.

                                       XXI

                                  Miscellaneous

         21.1 Not Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Company or any Participating Affiliate and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Participating Affiliate or to restrict the right of the Company or any Participating Affiliate to discharge any person at any time nor shall the Plan be deemed to give the Company or any Participating Affiliate the right to require any person to remain in the employ of the Company or any Participating Affiliate or to restrict any person's right to terminate his employment at any time.

         21.2 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Company or any Participating Affiliate nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

         21.3 Alienation of Interest Forbidden. Except as otherwise provided with respect to "qualified domestic relations orders" pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations orders," including orders which require distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

         21.4 No Benefits to the Company or Participating Affiliates. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall never be construed to vest any rights in the Company or Participating Affiliates other than those specifically given hereunder.

         21.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each



                                                     XXI-1
provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

         21.6 Jurisdiction. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.




                                                     XXI-2

                                      XXII

                                Top-Heavy Status

                  22.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

                  22.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:

                  (a) Account Balance: As of any Valuation Date, the aggregate amount credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Company or a Controlled Entity (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

                  (b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Company or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Company or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Company and the Controlled Entities or (2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(l)(C) of the Code.

                  (c) Aggregation Group: The group of qualified plans maintained by the Company and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee



                                                     XXII-1
participates to meet the requirements of sections 401(a)(4) and 410 of the Code and any other plan which the Company elects to include as a part of such group; provided, however, that the Company may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                  (d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

                  (e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

                  (f) Key Employee: A "key employee" as defined in section 416(i) of the Code and the Treasury Regulations thereunder.

                  (g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

                  (h) Remuneration: Compensation within the meaning of section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code.

                  (i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

         22.3     Top-Heavy Status.

                  (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation



                                                     XXII-2

Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Company at any time during the five-year period ending on the applicable Determination Date shall not be considered.

                  (b) If the Plan is determined to be top-heavy for a Plan Year, the Company shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to:

                           (1) the lesser of (A) 3% of such Member's
Remuneration for such Plan Year or (B) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Employee Contribution Before-Tax Account and Company Contribution Post 1990 Matching Account (other than Rollover Contributions) for such Plan Year by such Key Employee's Remuneration; reduced by

                           (2) the Company Safeharbor Contributions allocated to
such Member's Accounts for such Plan Year.

The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Company's contributions for such Plan Year. The minimum contribution required to be made pursuant to this Paragraph shall also be made for an Eligible Employee who is not a Key Employee and who is excluded from participation in the Plan for failing to make After-Tax Contributions or Deferred Contributions. Notwithstanding the foregoing, if the Plan is deemed to be top heavy for a Plan Year, the Company's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in another defined contribution plan sponsored by the Company or a Controlled Entity if such Member receives under such other defined contribution plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in a defined benefit plan sponsored by the Company or a Controlled Entity if such Member accrues



                                                     XXII-3
under such defined benefit plan (for the Plan Year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

         22.4 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy.

         22.5 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.





                                                     XXII-4

                                      XXIII

                             Securities Regulations

         Securities Regulations

         Notwithstanding any other provision hereof, it is specifically provided that the Trustee shall not purchase Company Stock or other Company securities during any period in which such purchase is, in the opinion of counsel for the Company or the Committee, restricted by any law or regulation applicable thereto. During such period, amounts that would otherwise be invested in Company Stock or other Company securities shall be invested in such other assets as the Trustee may in its discretion determine or the Trustee may hold such amounts uninvested for a reasonable period pending the designated investment.



                                                    XXIII-1

                           EMPLOYEES' SAVINGS PLAN OF
                          PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES
                                   AMENDMENT 1

         Pursuant to its authority under Article VIII of the Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates (the "Plan"), Panhandle Eastern Corporation hereby amends the Plan in the following respects:

1. Section 1.1(23) of the Plan, entitled "Eligible Employees", is amended, effective January 1, 1995, by substituting the phrase "Employee of the Company or a Participating Affiliate" for the initial appearance therein of the term "Employee".

2. Section 1.1(24) of the Plan, entitled "Employee", is amended, effective January 1, 1995, by substituting the phrase "Company or a Controlled Entity" for the term "Company or Participating Affiliate" appearing therein.

3. Article I of the Plan is amended, effective January 1, 1995, by adding the following new Section 1.1(29A):

         "(29A) "employment", "employ", "employed" etc. refer to being employed by the Company or a Controlled Entity and "termination of payment", "terminate employment", "employment terminated", "terminated" etc. refer to no longer being employed by the Company or any Controlled Entity."

4. Section 7.1(e) of the Plan is amended, effective September 1, 1994, in its entirety to read as follows:

         "(e) subject to the provisions of Paragraph (f) below, a Member's Benefit Commencement Date shall not occur before the expiration of the period during which the Member is employed."

5. Article VIII of the Plan is amended, effective September 1, 1994, by correcting the reference "9. Company Contribution Before-Tax" in
         Section 8.1(i) to "9. Employee Contribution Before-Tax", the reference "10. Company Contribution Before Tax (A)" in Section 8.1 (i) to "10. Employee Contribution Before-Tax (A)", and the reference "Employee Contribution After-Tax" in Section 8.2(f) to "Employee Contribution Before- Tax."

6. Section 8.2(a) of the Plan is amended, effective January 1, 1995, by deleting the reference "by the Company" appearing therein.

7. Section 8.2(d) of the Plan is amended, effective January 1, 1995, by deleting the reference "the Company to make" appearing therein.

8. Section 8.2(e) of the Plan is amended, effective January l, 1995, by deleting the reference "with the Employer" appearing therein.

IN WITNESS WHEREOF, this amendment to the Plan is executed on behalf of Panhandle Eastern Corporation.


                                            PANHANDLE EASTERN CORPORATION



                                            By:______________________________
                                                  Senior Vice President




                                                      (2)

                               SECOND AMENDMENT TO
                           EMPLOYEES' SAVINGS PLAN OF
                          PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES

                   (AS AMENDED AND RESTATED SEPTEMBER 1, 1994)

         WHEREAS, PANHANDLE EASTERN CORPORATION and certain of its affiliates (the "Company") have heretofore adopted the EMPLOYEES' SAVINGS PLAN OF PANHANDLE EASTERN CORPORATION AND PARTICIPATING AFFILIATES (AS AMENDED AND RESTATED SEPTEMBER 1, 1994) (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan on behalf of itself and all affiliates which have adopted the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of September 1, 1994:

         1. The following shall be added to Paragraph (b) of Section 3.8 of the
         Plan:

         "For purposes of this Paragraph, the determination and correction of excess Deferred Contributions of a Member whose actual deferral percentage is determined under the family aggregation rules of sections 401(k) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury regulations thereunder."


         2. The following shall be added to Paragraph (c) of Section 3.8 of the
         Plan:

         "For purposes of this Paragraph, the determination and correction of excess Company Contributions and After-Tax Contributions allocated to the Accounts of a Member whose contribution percentage is determined under the family aggregation rules of sections 401(m) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury regulations thereunder."

         3. The first sentence of Paragraph (a) of Section 3.9 of the Plan shall be deleted and the following shall be substituted therefor:

         "Rollover Contributions may be made to the Plan by any Eligible Employee of amounts that are 'eligible rollover distributions' (as hereinafter defined in this Paragraph (a)) from an employee's trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code. For purposes of this Section 3.9, an eligible rollover distribution is any distribution of all or any portion of the Accounts of a 'distributee' (as hereinafter defined in this Paragraph (a)) other than (A) a distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary or for a specified period of ten years or more, (B) a distribution to the extent such distribution is required under section 401(a)(9) of the Code, (C) the portion of a distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), (D) a loan treated as a distribution under section 72(p) of the Code and not excepted by section 72(p)(2), (E) a loan in default that is a deemed distribution,
         (F) any corrective distribution provided in Sections 3.8 and 4.3, and
         (G) any other distribution so designated by the Internal Revenue Service in revenue rulings, notices, and other guidance of general applicability. For purposes of this Section 3.9, a distributee is each
         (A) Member who is entitled to an eligible rollover distribution, (B) Member's Surviving Spouse with respect to the interest of such Surviving Spouse in an eligible rollover distribution, and (C) former spouse of a Member who is an alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, with regard to the interest of such former spouse in an eligible rollover distribution."

         4. Subitem (ii) of item (4) of Paragraph (b) of Section 4.3 of the Plan shall be deleted and the following shall be substituted therefor:

         "(ii) the Company Matching Contributions, adjusted for income or loss allocated thereto, which would have been allocated to such Member's Accounts based upon such Deferred Contributions so distributed shall be forfeited and such forfeitures shall be used to reduce future Company Matching Contributions;"

         5. As amended hereby, the Plan is specifically ratified and reaffirmed.

         IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 9th day of November, 1995.

                                            PANHANDLE EASTERN CORPORATION


                                            By________________________________





                                                      (2)

                           EMPLOYEES' SAVINGS PLAN OF
                          PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES
                                   AMENDMENT 3

         Pursuant to its authority under Article XVIII of the Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates (the "Plan"), Panhandle Eastern Corporation hereby amends the Plan in the following respects:

1. Section 3.3 of the Plan, entitled "Company Matching Contributions", is amended, effective January 1, 1995, by adding the following new paragraph "(f)":

                  (f) In the event that during a Plan Year, a Member makes Deferred Contributions or After-Tax Contributions for a semi-monthly period in an amount that exceeds the maximum amount of such contributions for such period that may be matched by Company Matching Contributions pursuant to paragraphs (a) - (e) above, and such excess Deferred Contributions or After-Tax Contributions, if made for subsequent semi-monthly periods during such Plan Year, would have been so matched, then, for purposes of determining the Company Matching Contributions to be made on such Member's behalf, such excess Deferred Contributions or After-Tax Contributions shall be deemed to have been made for the earliest such subsequent semi-monthly periods.

2. Section 5.5(b) of the Plan is amended, effective January 1, 1996, in its entirety to read as follows:

                  (b) Subject to the provisions of the Trust Agreement, a Member shall be entitled to direct the Trustee as to the manner in which any Company Stock held in the Panhandle Eastern Stock Fund that represents the proportional interest of the units of such Investment Fund held in the Member's Accounts, as determined by the Committee, shall be voted. The Committee shall furnish to each Member explanatory materials adequate for such purpose together with such form of voting instructions as the Committee shall prescribe. The Trustee shall vote specifically in accordance with each Member's instructions to the extent of such Member's whole shares of Company Stock and shall, to the extent possible, vote Members' fractional shares the Trust Fund in such manner as to reflect the Members' expressed desires with respect to whole shares. Company Stock held in the Panhandle Eastern Stock Fund that represents the proportional interest of units of such Investment Fund held in a Member's Employee Contribution ESOP Account or Company Contribution ESOP Account, as determined by the Committee ("ESOP Shares") shall, in the absence of the Member's instructions, be voted by the Trustee in the same proportion as are voted the ESOP Shares with respect to which instructions were received by the Trustee from Members. Otherwise, the

                  Trustee shall vote shares of Company Stock held in the Panhandle Eastern Stock Fund with respect to which the Trustee does not receive instructions and shares of Company Stock which have not been allocated to Member's Accounts under the Plan in the same proportion as are voted the shares of Company Stock held in the Panhandle Eastern Stock Fund, other than ESOP Shares, with respect to which instructions were received by the Trustee from Members.

3. Article XIII of the Plan, entitled "TRASOP Provisions", is amended, effective January 1, 1995, by adding the following new Section 13.11:

                  13.11 Limitation: No Member or Company Contributions shall be made pursuant to this Article XIII on or after January 1, 1995.

         IN WITNESS WHEREOF, Panhandle Eastern Corporation has caused its duly authorized officer to execute this document on its behalf, this 20th day of December, 1995.

                                              PANHANDLE EASTERN CORPORATION



                                              By:____________________________
                                              Its:  Senior Vice President




                                                      (2)

                           EMPLOYEES' SAVINGS PLAN OF
                          PANHANDLE EASTERN CORPORATION
                          AND PARTICIPATING AFFILIATES
                                   AMENDMENT 4

         Pursuant to its authority under Article XVIII of the Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates (the "Plan"), PanEnergy Corp (formerly Panhandle Eastern Corporation) hereby amends the Plan in the following respects:

1. Section 6.1 of the Plan, entitled "Benefits", is amended, effective January 1, 1996, in its entirety to read as follows:

                  6.1 Benefits. A member whose employment terminates for any reason shall be entitled to an Article VII benefit equal in value to the aggregate net asset value of all Investment Fund units held in his Accounts. Notwithstanding the foregoing, no distribution shall be permitted in contravention of the "separation from service" requirement, or other applicable distribution limitation, imposed by section 401(k)(2)(B) of the Code.

(i) Article VIII of the Plan, entitled "Withdrawals and Loans", is amended, effective March 1, 1996, by adding the following new Section 8.3:

                  8.3 ALTRA. Notwithstanding Section 8.1(k) or Section 8.2(a) to the contrary, a Member who transfers employment from the Company and all Controlled Entities to Altra Energy Technologies L.L.C. ("Altra") shall, while employed by Altra, continue to be eligible to obtain withdrawals pursuant to this
                  Article VIII and, provided Altra has agreed to honor a Member's authorization of payroll deduction for loan repayment plus interest, loans pursuant to this Article VIII, on the same basis as a Member whose employment has not terminated until such time as the Member becomes entitled to an Article VIII benefit equal in value to the aggregate net asset value of all Investment Fund units held in his Accounts.

         IN WITNESS WHEREOF, PanEnergy Corp has caused its duly authorized officer to execute this document on its behalf, this 16th day of August, 1996.

                                             PANENERGY CORP


                                             By:______________________________
                                             Its:  Senior Vice President and
                                                     Chief Financial Officer

                           EMPLOYEES' SAVINGS PLAN OF
                       PANHANDLE EASTERN CORPORATION AND
                            PARTICIPATING AFFILIATES
                                  AMENDMENT 5

         Pursuant to its authority under Article XVIII of the Employees' Savings Plan of Panhandle Eastern Corporation and Participating Affiliates (the "Plan"), PanEnergy Corp, formerly Panhandle Eastern Corporation (the "Corporation") hereby amends the Plan in the following respects:

1. Inasmuch as, effective April 25, 1996, the name of the Corporation was changed to "PanEnergy Corp", effective as of said date, the name of the Plan is changed to "Employees' Savings Plan of PanEnergy Corp and Participating Affiliates" and the Plan is otherwise conformed to the Corporation's name change.

2. Section 5.3(a) of the Plan is amended, effective January l, 1997, in its entirety to read as follows:

                  (a) In accordance with the procedures prescribed by the Committee, each Member shall designate the manner in which the amounts allocated to his Employee Contribution Before-Tax Account and his Employee Contribution After-Tax Account shall be invested from among the following Investment Funds (other than a Closed Investment Fund):

         Bond Index Fund           Invested in units representing an
                                   undivided interest in a pooled fund that is invested and reinvested, either directly or indirectly, primarily in a diversified portfolio of governmental and/or corporate debt securities, whether or not secured.

       Diversified  Equity Fund    With respect to any such fund,
          Large-Cap Equity         invested in units representing an
           Index Fund              undivided interest in a pooled fund that is
        Small- to Mid-Cap Equity   invested and reinvested, either directly or
         Index Fund                indirectly, primarily in a diversified
        International Equity       portfolio of corporate equity securities
         Index Fund                (which may include securities convertible
                                   into corporate equity securities).



         Money  Market Fund        Invested in units representing an
                                   undivided interest in a pooled fund that is invested and reinvested, either directly or indirectly, primarily in a diversified portfolio of money market instruments.

Any of the foregoing Investment Funds may be invested and reinvested directly through the Plan Trust or one or more common/collective/group trusts or pooled separate accounts or indirectly through one or more mutual funds.

PanEnergy  Stock Fund                       Invested in units representing an
                                            undivided interest in a pooled fund
                                            that is invested and reinvested
                                            primarily in shares of Company
                                            Stock.

Anadarko Stock Fund                         Invested in units representing an
Closed Investment Fund-                     undivided interest in a pooled fund
to be discontinued 7/1/97                   that is invested and reinvested
                                            primarily in shares of Anadarko
                                            Petroleum Corporation common stock.

In connection with the discontinuance of the Anadarko Stock Fund, effective July 1, 1997, and in accordance with such rules as the Committee shall prescribe, a Member whose Accounts are invested in the Anadarko Stock Fund shall be provided a special withdrawal opportunity between January 6 and June 30, 1997, to receive the entire Anadarko Stock Fund interest of such Accounts (other than Employee Contribution Before-Tax and Employee Contribution Before-Tax (A) Accounts if the Member has not attained age 59 1/2) in shares of Anadarko Petroleum Corporation common stock (with cash for any fractional share). Effective July 1, 1997, the Anadarko Stock Fund shall be discontinued and all remaining assets of said Investment Fund shall be converted to cash as promptly as prudently feasible thereafter. Pending the completion of said conversion a Member shall not be eligible to obtain fund distributions, withdrawals or loans with respect to any position of any Account that remains invested in the Anadarko Stock Fund. Upon completion of said conversion, the proceeds of the said conversion and all Accounts' investment in the Anadarko Stock Fund, shall automatically be transferred to the Money Market Fund as promptly as administratively feasible.

Any Investment Fund may hold cash, which may be invested in any common/collective/group trust, pooled separate account or mutual fund, which is of a money market/short term investment fund type and which may be managed by the Trustee or an affiliate of the Trustee.

A Member may designate one of such Investment Funds (other than a Closed Investment Fund), for all future contributions to his Employee Contribution Before-Tax Account and his Employee Contribution After-Tax Account or he may split the investment of the contributions to his Employee Contribution Before-Tax and his Employee Contribution After-Tax Account among such Investment Funds, in whole percentages. No other type of designation shall be permitted. If a Member fails to make a designation, future contributions to his Employee Contribution Before-Tax Account and his Employee Contribution After-Tax Account shall be invested in the Money Market Fund.

3. Section 8.1(i) of the Plan is amended, effective January 1, 1997, in its entirety to read as follows:

    (i) A Member's withdrawal pursuant to this Section shall be funded from available amounts taken as follows:



                                                      (3)

         From the Member's Accounts (taken in descending order, but only if, and to the extent, available).

                  1.       Employee Contribution After-Tax
                  2.       Employee Contribution After-Tax (A)
                  3.       Employee Contribution ESOP
                  4.       Rollover
                  5.       Company Contribution Prior Company
                  6.       Company Contribution Prior Company (A)
                  7.       Company Contribution ESOP
                  8.       Company Contribution Post 1990 Matching
                  9.       Employee Contribution Before-Tax
                  10.      Employee Contribution Before-Tax (A)

Within a Member's Account, by liquidating the Account's investment in Investment Funds (taken in the following descending order, if and to the extent available).

                  1.       Money Market
                  2.       Bond Index
                  3.       Large-Cap Equity Index
                  4.       Diversified Equity
                  5.       Small-to Mid-Cap Equity Index
                  6.       International Equity Index
                  7.       Anadarko Stock
                  8.       PanEnergy Stock

4. Section 8.2(d) of the Plan is amended, effective January 1, 1997, in its entirety to read as follows:

                  (d) A Member's loan pursuant to this Section shall be funded from available amounts taken as follows:

         From the Member's Accounts (in the following descending order)

                  1.       Employee Contribution Before-Tax
                  2.       Employee Contribution Before-Tax (A)
                  3.       Company Contribution Prior Company
                  4.       Company Contribution Prior Company (A)
                  5.       Rollover
                  6.       Company Contribution Post 1990 Matching
                  7.       Employee Contribution After-Tax
                  8.       Employee Contribution After-Tax (A)



                                                      (4)

         Within a Member's Account, by liquidating the Account's investment in Investment Funds (taken in the following descending order)

                  1.       Money Market
                  2.       Bond Index
                  3.       Large-Cap Equity Index
                  4.       Diversified Equity
                  5.       Small-to Mid-Cap Equity Index
                  6.       International Equity Index
                  7.       Anadarko Stock
                  8.       PanEnergy Stock

         The loan shall be secured by a pledge of the Member's segregated loan fund. The Member shall be required, as a condition to receiving a loan, to enter into an agreement authorizing payroll deductions from his Compensation so long as the Member is an Employee and to transfer such payroll deduction amounts to the Trustee in payment of such loan plus interest.

         IN WITNESS WHEREOF, this Amendment to the Plan is executed on behalf of the Corporation this 18th day of December, 1996.


                                            PANENERGY CORP


                                            By:_______________________________
                                            Its:     Senior Vice President &
                                                     Chief Financial Officer




                                                      (5)